Filed Pursuant to Rule 424(b)(3)
Registration No. 333-169075

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

SUPPLEMENT NO. 3, DATED NOVEMBER 21, 2012,

TO THE PROSPECTUS, DATED JULY 24, 2012

This prospectus supplement (this “Supplement No. 3”) is part of the prospectus of American Realty Capital Healthcare Trust, Inc. (the “Company,” “us,” “our,” or “we”), dated July 24, 2012 (the “Prospectus”), as supplemented by Supplement No. 2, dated October 11, 2012 (“Supplement No. 2”). This Supplement No. 3 supplements, modifies or supersedes certain information contained in our Prospectus and Supplement No. 2 and should be read in conjunction with the Prospectus and Supplement No. 2. This Supplement No. 3 will be delivered with the Prospectus and Supplement No. 2.

 The purpose of this Supplement No. 3 is to, among other things:

•	update disclosure relating to operating information, including the status of the offering, the shares currently available for sale, the status of distributions and the status of our share repurchase program;
•	modify disclosure relating to the compensation of our advisor;
•	update our risk factors;
•	update our description of real estate investments and financial obligations;
•	modify disclosure relating to the summary of our advisory agreement and our operating partnership agreement;
•	update Appendix C-2 – Multi-Offering Subscription Agreement; and
•	attach our Quarterly Report on Form 10-Q for the period ended September 30, 2012 as Annex A.

S-1

OPERATING INFORMATION

Status of the Offering

We commenced our initial public offering of 150.0 million shares of common stock on February 18, 2011. On May 12, 2011, we satisfied the general escrow conditions of our reasonable best efforts public offering of common stock. On such date, we had received and accepted aggregate subscriptions in excess of the minimum of $2.0 million in shares, broke escrow and issued shares of common stock to our initial investors who were admitted as stockholders. On January 13, 2012, we raised in excess of $75.0 million in aggregate gross proceeds from all investors for shares of our common stock. Accordingly, we are now accepting subscriptions from all states where we have cleared, including subscriptions from residents of Pennsylvania.

As of October 31, 2012, we had acquired 36 commercial properties which were 97.7% leased on a weighted average basis as of such date. As of October 31, 2012, we had total real estate investments, at cost, of $456.2 million. As of September 30, 2012, we had incurred, cumulatively to that date, $46.8 million in selling commissions, dealer manager fees and other organizational and offering costs for the sale of our common stock. Our secured debt leverage ratio was approximated 38.1% (calculated as total secured debt less cash on hand divided by the base purchase price of acquired real estate investments) as of September 30, 2012.

We will offer shares of our common stock until February 18, 2013, unless this offering is extended in accordance with the Prospectus, provided that this offering will be terminated if all 150.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan, or DRIP, for sale in our primary offering).

Shares Currently Available for Sale

As of October 31, 2012, we had received aggregate gross proceeds of $401.3 million, consisting of the sale of 39.8 million shares of common stock in this offering and the receipt of $4.8 million from the DRIP. As of October 31, 2012, there were 40.3 million shares of our common stock outstanding, including restricted stock and shares issued under the DRIP. As of October 31, 2012, there were 110.2 million shares of our common stock available for sale, excluding shares available under our DRIP.

Status of Distributions

On December 10, 2011, our board of directors approved and we declared an increase to our existing distribution rate from a 6.60% to a 6.80% annualized rate based on the common stock price of $10.00 per share. The board of directors unanimously approved such dividend increase as a result of the Company’s earnings growth through accretive acquisitions.

The new distribution rate began accruing on January 1, 2012. Our distributions will continue to be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. The dividend will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00186301370 per day.

Our first distribution was paid on August 1, 2011 to stockholders of record at the close of business each day during the period commencing July 21, 2011 (30 days after the date of our first property acquisition) through July 31, 2011. We have continued to pay distributions to our stockholders each month since our initial distribution payment in August 2011.

S-2

During the nine months ended September 30, 2012, distributions paid to common stockholders totaled $8.1 million, inclusive of $3.6 million of distributions that were reinvested pursuant to the DRIP.  Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the nine months ended September 30, 2012 and the six months ended December 31, 2011, cash used to pay our distributions was primarily generated from cash flows from operations, proceeds from our offering and shares issued under the DRIP.

	Nine Months Ended		Six Months Ended
	September 30, 2012		December 31, 2011
(In thousands)		Percentage of Distributions		Percentage of Distributions
Distributions:
Distributions paid in cash	$4,431		$376
Distributions reinvested	3,646		299
Total distributions	$8,077		$675
Source of distribution coverage:
Cash flows provided by operations(1)	$4,431	54.9%	$—	—%
Proceeds from issuance of common stock	—	—%	376	55.7%
Common stock issued under the DRIP/offering proceeds	3,646	45.1%	299	44.3%
Proceeds from financings	—	—%	—	—%
Total source of distribution coverage	$8,077	100.0%	$675	100.0%
Cash flows provided by operations (GAAP basis)	$5,055		$(1,887)
Net loss attributable to stockholders (in accordance with GAAP)	$(6,941)		$(3,773)

___________________

(1)	Cash flows provided by operations for the nine months ended September 30, 2012 and six months ended December 31, 2011 include acquisition and transaction related expenses of $5.3 million and $3.2 million, respectively.

S-3

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from August 23, 2010 (date of inception) through September 30, 2012:

For the Period from August 23, 2010 (date of inception) to
(In thousands)	September 30, 2012
Distributions paid:
Common stockholders in cash	$4,807
Common stockholders pursuant to DRIP/offering proceeds	3,945
Total distributions paid	$8,752

Reconciliation of net loss:
Revenues	$25,090
Acquisition and transaction-related	(8,696)
Depreciation and amortization	(13,707)
Other operating expenses	(4,358)
Other non-operating expenses	(9,400)
Net income attributable to non-controlling interests	44
Net loss attributable to stockholders (in accordance with GAAP) (1)	$(11,027)

_____________________

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the amount we spend to repurchase shares in a given quarter will be limited to the amount of proceeds we received from the DRIP in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. We may amend, suspend or terminate our share repurchase program at any time upon not less than 30 days’ notice.

During the nine months ended September 30, 2012, we received 12 requests to repurchase an aggregate of 59,870 shares of our common stock pursuant to our share repurchase program. In connection with such requests, (i) we repurchased 26,100 shares at an average price per share of $9.99 and (ii) we repurchased an additional 33,770 shares at an average price per share of $9.86. We fund share repurchases from cash flows from operations. As of the date of this filing, we are not aware of any other repurchase requests.

S-4

PROSPECTUS UPDATES

Risk Factors

The risk factor on page 29 of the Prospectus under the heading “Distributions paid from sources other than our cash flow from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return” is hereby replaced in its entirety by the following.

“Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Our cash flows provided by operations were $5.1 million for the nine months ended September 30, 2012. During the nine months ended September 30, 2012, we paid distributions of $8.1 million, of which $4.4 million was funded from cash flows from operations and $3.6 million, or 45.1%, was funded from proceeds from common stock issued under the DRIP. For the six months ended December 31, 2011, our cash flow used in operations of approximately $(1.9 million) was a shortfall of approximately $0.7 million, or 100%, to our distributions paid of $0.7 million during such period, and such shortfall was paid from proceeds of this offering and common stock issued under the DRIP. Additionally, we may in the future pay distributions from sources other than from our cash flows from operations.

Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flows from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our advisor, and our advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from this offering. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of this offering may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.”

S-5

Management Compensation

The fourth sentence in the introductory paragraph of the section entitled “What are the fees that you will pay to the advisor, the advisor’s affiliates, the dealer manager and your directors?” on page 10 of the Prospectus and the fourth sentence in the introductory paragraph of the section entitled “Management Compensation” on page 90 of the Prospectus is hereby replaced with the following disclosure.

“Except if a form of payment or distribution is specifically provided for, our advisor may, in its sole discretion, elect to have certain fees and commissions paid, in whole or in part, in cash or shares of our common stock.”

The section entitled “Asset Management Fees” on page 14 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Asset Management Subordinated Participation	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter; provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets for such calendar year. Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the "economic hurdle"; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.”

S-6

The section entitled “Operating Expenses” on page 15 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.	Not determinable at this time.”

The sections entitled “Subordinated Participation in Net Sales Proceeds,” “Subordinated Incentive Listing Distribution” and “Subordinated Distribution upon Termination of the Advisory Agreement” beginning on page 18 of the Prospectus are hereby replaced in its entirety with the following disclosure.

“Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)	The special limited partner will receive from time to time, when available, 15% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time)

The special limited partner will receive 15% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.

Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution Upon Termination of the Advisory Agreement

Upon termination or non-renewal of the advisory agreement, the special limited partner will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Not determinable at this time. There is no maximum amount of this distribution.”

S-7

The section entitled “Asset Management Fees” on page 93 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Asset Management Subordinated Participation	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter; provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets for such calendar year. Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the "economic hurdle"; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.(5)	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.”

S-8

The section entitled “Operating Expenses” on page 94 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.(6)	Not determinable at this time.”

The sections entitled “Subordinated Participation in Net Sales Proceeds,” “Subordinated Incentive Listing Distribution” and “Subordinated Distribution upon Termination of the Advisory Agreement” beginning on page 97 of the Prospectus are hereby replaced in its entirety with the following disclosure.

“Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)(9)(10)	The special limited partner will receive from time to time, when available, 15% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time) (11)

The special limited partner will receive 15% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.

Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution Upon Termination of the Advisory Agreement

Upon termination or non-renewal of the advisory agreement, the special limited partner will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.(12)

Not determinable at this time. There is no maximum amount of this distribution.”

S-9

Footnote 5 to the “Management Compensation” table on page 99 of the Prospectus is replaced in its entirety by the following disclosure.

“(5) Since the advisor will be reimbursed for its expenses in connection with providing asset management services, the amount of asset management subordinated participation will be a profit to the advisor.”

Footnotes 9, 10 and 11 to the “Management Compensation” table beginning on page 99 of the Prospectus are replaced in their entirety by the following disclosure.

“(9)	Neither our advisor nor any of its affiliates (including the special limited partner) can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any subordinated participation in net sales proceeds becoming due and payable to the special limited partner or its assignees hereunder shall be reduced by the amount of any distribution made to the special limited partner pursuant to the limited partnership agreement of our operating partnership. Any portion of the subordinated participation in net sales proceeds that the special limited partner receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to the special limited partner under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

(10)	Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity), the special limited partner will be entitled to receive, payable in one or more payments solely out of net sales proceeds, an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the investments owned as of the termination date of the advisory agreement and the investments acquired after the termination date of the advisory agreement for which a contract to acquire such investment had been entered into as of the termination date, or collectively the included assets, or all issued and outstanding shares of our common stock, in each case as determined in good faith by us, as the general partner of the operating partnership, as of the date the investment liquidity event is consummated, plus (y) total distributions paid through the date the investment liquidity event is consummated on shares issued in all offerings through such date, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

S-10

(11)	The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. Any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution. If the special limited partner receives the subordinated incentive listing distribution, neither it nor any of its affiliates would be entitled to receive any more of the subordinated distributions of net sales proceeds or the subordinated distribution upon termination.

(12)

The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in all offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. In addition, at the time of termination, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity). If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of listing) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

S-11

If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

If the special limited partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.”

The Advisory Agreement

The second full paragraph on page 86 of the Prospectus under the section entitled “The Advisory Agreement” is replaced in its entirety by the following disclosure.

“The advisory agreement had an initial term of one year, which ended on February 18, 2012, and was renewed for a successive one-year term. This agreement may be renewed for an unlimited number of successive one-year periods. Additionally, upon 60 days’ written notice, the advisory agreement may be terminated (i) by our independent directors or by the advisor without “cause” (as defined in the advisory agreement) or penalty, (ii) by the advisor for “good reason” (i.e., the failure to obtain a satisfactory assumption agreement from a successor to us or the operating partnership or a material breach of the agreement by us or the operating partnership) or (iii) by the advisor upon a change of control of the company; provided that the termination of the advisory agreement with “cause” (as defined in the advisory agreement) shall be upon 45 days’ prior written notice.”

Conflicts of Interest

The third bullet on page 109 of the Prospectus under the section entitled “Certain Conflict Resolution Procedures” is replaced in its entirety by the following disclosure.

“	•	Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses (as defined by the NASAA REIT Guidelines) paid during the previous fiscal year exceeded the greater of (i) 2% of our average invested assets for that fiscal year, and (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.”

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Description of Real Estate Investments

The following disclosure is added to the end of the section entitled “Description of Real Estate Investments” beginning on page 126 of the Prospectus.

“Bronson LakeView

On September 27, 2012, we closed the acquisition of a fee simple interest in an off-campus medical office building, or Bronson LakeView, located in Paw Paw, Michigan. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Great Lakes Medical Properties, LLC, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 100,321 rentable square feet and is a three-story building completed in January 2006 to offer patients primary care services in disciplines including family medicine, internal medicine, pediatrics, women's health and gynecology as well as specialties including heart care, surgery, orthopedics and sleep disorders.

Capitalization

The contract purchase price of Bronson LakeView was $30.4 million, exclusive of closing costs, at a capitalization rate of 7.7% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of Bronson LakeView with net proceeds from this offering.

Major Tenants/Lease Expiration

The property is 100% leased to the Bronson Healthcare Group. The lease commenced in July 2006 and has a 15-year lease term, which expires in July 2021. At the closing of the acquisition, 8.8 years remained on the lease. The lease contains annual escalations equal to the greater of the Consumer Price Index and 2.75% during the initial term. The lease contains two renewal options of five years.

The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be $2.3 million or $23.29 per rentable square foot.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	December 31 2011	December 31 2010	December 31 2009	December 31 2008	December 31 2007
Occupancy	100%	100%	100%	100%	100%
Average effective annual rent per rentable square foot	$22.74	$22.13	$21.65	$20.72	$20.16

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes on the building for the calendar year 2012 are expected to be $0.4 million. Such real estate taxes are to be reimbursed by the tenant under the terms of its lease.

Bronson Healthcare Group is a not-for-profit, tertiary healthcare system serving southwest Michigan and is a three hospital system in the Kalamazoo, Michigan region.

We believe that Bronson LakeView is well-located, has acceptable roadway access and is well maintained. Bronson LakeView will be subject to competition from similar properties within its respective market area, and the economic performance of the tenants could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire Bronson LakeView, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results. There are no current plans for capital improvements at Bronson LakeView.”

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Financial Obligations

The section entitled “Revolving Credit Facility with KeyBank” on page 170 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“On May 25, 2012, we, through our operating partnership, entered into a revolving credit facility with KeyBank National Association, which credit facility was amended on October 25, 2012, or the credit facility. The credit facility is a $200.0 million revolving credit facility which contains an “accordion feature” to allow us, under certain circumstances, to increase the aggregate commitments under the credit facility to a maximum of $400.0 million.

The maturity date of the credit facility is October 25, 2015, subject to our right to a 12-month extension. We will have the option, based upon our corporate leverage, to have the credit facility priced at either: (a) LIBOR, plus an applicable margin that ranges from 2.00% to 3.00%; or (b) the Base Rate, plus an applicable margin that ranges from 0.75% to 1.75%. Base Rate is defined in the credit facility as the greater of (i) the fluctuating annual rate of interest announced from time to time by KeyBank National Association as its “prime rate” or (ii) 0.5% above the federal funds effective rate. Once we reach net worth exceeding $350 million, the applicable margin will be reduced by 0.35%.

The credit facility provides for monthly interest payments with all principal outstanding being due on the maturity date. The credit facility may be prepaid at any time, in whole or in part, without premium or penalty. In the event of a default, the lender has the right to terminate its obligations under the credit facility and to accelerate the payment on any unpaid principal amount of all outstanding loans. We have guaranteed the obligations under the credit facility.”

 Summary of Our Operating Partnership Agreement

The section entitled “Summary of Our Operating Partnership Agreement” on page 249 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“The following is a summary of the material terms of the agreement of limited partnership of our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for OP Units rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership, other than the special limited partner interest, are divided into “units.” The operating partnership has three classes of units: (a) GP Units; (b) OP Units and (c) Class B Units.

GP Units

GP Units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $200,000 we made, the operating partnership issued to us 20,000 general partnership units that were subsequently redesignated as 20,000 GP Units.

In our capacity as general partner, we manage the operating partnership and are liable for certain unpaid debts and liabilities of the operating partnership.

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Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each OP Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each OP Unit and Class B Unit (and GP Unit) will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, OP Units and Class B Units (and GP Units) also will share equally on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the special limited partner. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

OP Units

For each OP Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional OP Units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

After owning an OP Unit for one year, OP Unit holders generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Class B Units

Effective October 1, 2012, the payment of asset management fees in cash, shares or restricted stock grants, or any combination thereof, to the advisor and the subordination thereof to distribution coverage was eliminated and replaced with the potential issuance to the advisor of Class B Units. Class B Units represent limited partnership interests in the operating partnership intended to be profits interests. We, as the general partner, shall cause the operating partnership to issue Class B Units to the advisor in connection with the services provided by the advisor under the advisory agreement to manage the assets of the operating partnership. The Class B Units shall be issuable quarterly in arrears subject to the approval of the general partner’s board of directors. The number of Class B Units issuable to the advisor quarterly is determined by dividing (a) the excess of 0.1875% of the cost of our assets over the amount of any oversight fee payable to the advisor for such quarter by (b) the value of one share of common stock as of the end of such quarter.

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Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

After a Class B Unit is no longer subject to forfeiture as described in the previous paragraph, if the capital account attributable to such Class B Unit has been sufficiently adjusted pursuant to the special allocations described below in “ – Allocations”, the Class B Unit will automatically convert into an OP Unit. The holder of Class B Units has the right to make capital contributions to the operating partnership in exchange for OP Units, subject to the approval of the general partner, in order to trigger a revaluation of the operating partnership’s assets and a corresponding allocation of any unrealized gain in the event of a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;

•	any amendment that alters or changes the limited partner’s exchange rights;

•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or

•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

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Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units will not be registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each OP Unit or Class B Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of common stock. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its OP Units or Class B Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.

However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

Issuance of Additional Units

As general partner of the operating partnership, we will be able to cause, without the consent of the limited partners, the operating partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of GP Units, OP Units and Class B Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to the distribution reinvestment program or as a result of our distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

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Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one OP Unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than shares of common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to partners. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds, will be distributed to the partners holding GP Units, OP Units and/or Class B Units based on their percentage interests. Net sales proceeds will be distributed to partners as follows:

•	first, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders’ and such OP Unit holders’ “net investment” balance is zero;

•	second, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders and such OP Unit holders have received a cumulative, pre-tax, non-compounded return of 6% per year on their average “net investment” balance; and

•	thereafter, 15% to the special limited partner, and 85% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units and/or Class B Units entitled to such distributions in accordance with each such partner’s percentage interests.

The return calculation described above applies to all distributions received and not just distributions of net sales proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to any limited partners, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in all offerings over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners, “net investment” means the excess of capital contributions made by limited partners over all prior distributions to the limited partners of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by us as the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by us as the general partner).

American Realty Capital Healthcare Special Limited Partnership, LLC also will be entitled to defer distributions under some circumstances and to receive subordinated distributions from the operating partnership upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

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The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual REIT distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) will be allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership shall be allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.

Notwithstanding the previous paragraph, the operating partnership agreement provides that the following special allocations shall be made prior to the allocations in the prior paragraph. Net gain and items of income and gain of the operating partnership from the sale of property of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the holders of Class B Units until their capital account balances attributable to their holdings of Class B Units are equal to the average capital account balance of holders of OP Units attributable to such OP Units, and such allocations shall be made on a unit-by-unit basis in order to allow for the greatest number of Class B Units to convert into OP Units at any one time. Furthermore, after the allocations made in the previous sentence, net gain and items of income and gain of the operating partnership from the sale of assets of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the special limited partner until the special limited partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the special limited partner is entitled to receive or has received for such fiscal year and all prior fiscal years. If the special limited partner is entitled to received distributions pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, unrealized gain from the revaluation of the operating partnership’s assets shall be allocated to the special limited partner until the special limited partner has received aggregate allocations equal to the amount of distributions the special limited partner is entitled to receive pursuant to such promissory note.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;

•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

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Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of an OP Unit has the right, but not the obligation, to exchange all or a portion of their OP Units for cash or, at the operating partnership’s option, for shares of our common stock on such terms and subject to such conditions and restriction as will be contained in one or more exchange rights agreements among us, as the general partner, the operating partnership and one or more limited partner, provided, that such OP Units shall have been outstanding for at least one year (or such lesser time as determined by us in our sole and absolute discretion). The form of the exchange rights agreement shall be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner

American Realty Capital Healthcare Special Limited Partnership, LLC, the parent of our advisor, is a Delaware limited liability company formed on August 20, 2010 and is the special limited partner of our operating partnership. Except as set described below, the special limited partner does not hold any general partnership interests or limited partnership interests and does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement. The special limited partner is entitled to receive subordinated distributions of net proceeds in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. Any such subordinated distribution to the special limited partner is related to our successful performance. Such distribution is calculated as 15% of the excess of (a) an amount equal to the value of our stock or assets determined as of the listing of our common stock, termination of the advisory agreement or other liquidity event, as applicable, plus the amount of all distributions made to investors prior to such time over (b) the amount the investors would receive as a return of their net capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. If the special limited partner is entitled to receive a subordinated distribution, other than pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, the special limited partner shall be entitled to contribute the right to receive such subordinated distribution to the operating partnership in exchange for OP Units in an amount equal to the value of such subordinated distribution right. If the special limited partner obtains OP Units in this manner, the special limited partner shall have all the rights of any holder of OP Units, including the limited partner exchange right described herein. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and the special limited partner to receive distributions from the operating partnership. We will file a U.S. federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a taxable REIT subsidiary, we will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

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Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) an election made by us, as the general partner, with the consent of the limited partners holding at least a majority of the percentage interest of the limited partners (including limited partner interests held by the general partner), (iii) an event of withdrawal by us, as the general partner (as defined in the Delaware Revised Uniform Limited Partnership Act), other than an event of bankruptcy, unless, within ninety days after such event of withdrawal, a majority in interest of the remaining limited partners consent to continuing the business of the operating partnership and to the appointment of a successor general partner, (iv) upon the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (v) by operation of law.”

Subscription Agreement

The form of multi-offering subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the form of multi-offering subscription agreement attached to this Supplement No. 3 as Appendix C-2. The form of multi-offering subscription agreement supersedes and replaces the form of multi-offering subscription agreement contained in the Prospectus.

Annex A

On November 13, 2012, the Company filed with the United States Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. The Quarterly Report (excluding the exhibits thereto) is attached as Annex A to this Supplement No. 3.

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Appendix C-2

Arc Arc global Arct iV Daily NAV Arc-Ht nYrr retail bDcA pe-Arc uDF iV ARC Multi-Offering SubScriptiOn AgreeMent An investment in the offerings described herein cAnnot be completed until At leAst five (5) business dAys After the dAte the investor received the finAl prospectus for eAch offering. subscriptions Will be effective only upon our AcceptAnce, And We reserve the right to reJect Any subscription in Whole or in pArt. if reJected, All funds shAll be returned to subscribers Without interest And Without deduction for Any eXpenses Within ten business dAys from the dAte the subscription is reJected. investors Will receive A confirmAtion of their purchAse. investors in AlAbAmA, ArkAnsAs, mArylAnd, mAssAchusetts or tennessee (or Arc-ht investors in south cArolinA) mAy not use this multi-offering subscription Agreement to subscribe for shAres of Any offering described herein but insteAd should refer to the subscription Agreement for eAch offering. If you have any questIons, please call your regIstered representatIve or realty capItal securItIes, llc (MeMber FINrA/SIPC) at 1-877-373-2522. SubScriptiOn AgreeMent 9

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1 please indicate which offering you wish to invest in and whether this purchase is an “initial investment” or an ”additional investment.” .. net of commission purchase (“nocp”): check this box if you are eligible for a nocp. NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details. note: Investment subject to suitability standards, see the corresponding prospectus for details. * Retail shares are sold to the public through broker dealers and are sub- ject to applicable selling commissions and dealer manager fees (see pro- spectus for details). ** Institutional shares are sold through RIAs and broker dealers that are man- aging wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details). investment investment Amount .. American realty capital global trust, inc. (“Arc global”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital trust iv, inc. (“Arct iv”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital daily net Asset value trust, inc. (“ARC Daily NAV”) ..state in which sale was made: ______ .. Initial Investment: .. Retail * (or) . Institutional ** .. additional Investment: .. Retail * (or) . Institutional ** acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital healthcare trust, inc. (“Arc-ht”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital new york recovery reit, inc. (“nyrr”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital – retail centers of America, inc. (“ARC Retail”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. business development corporation of America (“bdcA”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$1,000 minimum investment .. phillips edison – Arc shopping center reit, inc. (“pe–Arc”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. united development funding iv (“udf iv”)‡ ..state in which sale was made: ______ ‡ Stated share price of $20 per share .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment ..$1,000 minimum investment if purchased through IRA or other qualified account ..$1,000 minimum for additional investments payment Method: please indicate the method of payment: check enclosed subscription amount wired check/funding being sent by other third party payment instructions: please follow the instructions outlined below. .. for custodial held accounts, such as irAs and other qualified plans: checks should be made payable to the custodian and sent, with a completed copy of the subscription agreement, directly to the custodian who will forward them to the applicable address. .. for all other investments: .. for Arc global (except ARC Global investors in OH and PA), Arct iv, Arc daily nAv (except ARC Daily NAV investors in OH, PA and TX), Arc-ht, Arc retail (except ARC Retail investors in OH and PA), nyrr, bdcA, pe-Arc and udf iv, make checks payable to the respective offering: american realty capital global trust, Inc. (or) american realty capital trust Iv, Inc. (or) american realty capital daily net asset value trust, Inc. (or) american realty capital healthcare trust, Inc. (or) american realty capital new york recovery reIt, Inc. (or) american realty capital – retail centers of america, Inc. (or) Business development corporation of america (or) phillips edison – arc shopping center reIt, Inc. (or) united development funding Iv. .. for Arc global investors in oh and pA, make checks payable to: uMB Bank, na, escrow agent for american realty capital global trust, Inc. .. for Arc retail investors in oh and pA, make checks payable to: uMB Bank, na, escrow agent for american realty capital – retail centers of america, Inc. .. for Arc daily nAv investors in oh, pA and tX, make checks payable to: uMB Bank, na, escrow agent for american realty capital daily net asset value trust, Inc. 2 OWnerSHip importAnt: please choose one option, either within the “non-custodial ownership” column, or within the “custodial ownership” column. (1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. 2a. non-custodial Ownership (Non-Qualified) 2b. custodial Ownership (Qualified) .. individual – One signature required & initial. .. Joint tenants with right of survivorship – All parties must sign & initial. .. tenants in common – All parties must sign & initial. .. company or corporation or partnership – Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable. .. uniform gift/transfer to minors Act (UGMA/UTMA) – Owner and custodian signature required. state of ______ custodian for ______________________ .. estate – Personal representative signature required. name of executor: _______________________________ Include a copy of the court appointment. .. Qualified pension or profit sharing plan* – Trustee or custodian signature required. Include plan documents. name of trustee: ________________________________ .. trust – Trustee(s) signature(s) and copy of trust document or trust certificate required. .. transfer on death(1) – Must complete separate Transfer on Death Registration Form. .. other (specify) – _______________________________ Include title and signature pages. .. traditional irA* – One signature required. .. roll-over irA* – One signature required. .. roth irA* – One signature required. .. keogh plan* – One signature required. .. simplified employee pension/trust (s.e.p.)* .. Qualified pension or profit sharing plan* – Owner and custodian signature required. .. 401(k) (Only available for ARC Daily NAV) .. other (specify) – ___________________________ * Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts. 1 please indicate which offering you wish to invest in and whether this purchase is an “initial investment” or an ”additional investment.” .. net of commission purchase (“nocp”): check this box if you are eligible for a nocp. NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details. note: Investment subject to suitability standards, see the corresponding prospectus for details. * Retail shares are sold to the public through broker dealers and are sub- ject to applicable selling commissions and dealer manager fees (see pro- spectus for details). ** Institutional shares are sold through RIAs and broker dealers that are man- aging wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details). investment investment Amount .. American realty capital global trust, inc. (“Arc global”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital trust iv, inc. (“Arct iv”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital daily net Asset value trust, inc. (“ARC Daily NAV”) ..state in which sale was made: ______ .. Initial Investment: .. Retail * (or) . Institutional ** .. additional Investment: .. Retail * (or) . Institutional ** acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital healthcare trust, inc. (“Arc-ht”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital new york recovery reit, inc. (“nyrr”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital – retail centers of America, inc. (“ARC Retail”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. business development corporation of America (“bdcA”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$1,000 minimum investment .. phillips edison – Arc shopping center reit, inc. (“pe–Arc”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. united development funding iv (“udf iv”)‡ ..state in which sale was made: ______ ‡ Stated share price of $20 per share .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment ..$1,000 minimum investment if purchased through IRA or other qualified account ..$1,000 minimum for additional investments payment Method: please indicate the method of payment: check enclosed subscription amount wired check/funding being sent by other third party payment instructions: please follow the instructions outlined below. .. for custodial held accounts, such as irAs and other qualified plans: checks should be made payable to the custodian and sent, with a completed copy of the subscription agreement, directly to the custodian who will forward them to the applicable address. .. for all other investments: .. for Arc global (except ARC Global investors in OH and PA), Arct iv, Arc daily nAv (except ARC Daily NAV investors in OH, PA and TX), Arc-ht, Arc retail (except ARC Retail investors in OH and PA), nyrr, bdcA, pe-Arc and udf iv, make checks payable to the respective offering: american realty capital global trust, Inc. (or) american realty capital trust Iv, Inc. (or) american realty capital daily net asset value trust, Inc. (or) american realty capital healthcare trust, Inc. (or) american realty capital new york recovery reIt, Inc. (or) american realty capital – retail centers of america, Inc. (or) Business development corporation of america (or) phillips edison – arc shopping center reIt, Inc. (or) united development funding Iv. .. for Arc global investors in oh and pA, make checks payable to: uMB Bank, na, escrow agent for american realty capital global trust, Inc. .. for Arc retail investors in oh and pA, make checks payable to: uMB Bank, na, escrow agent for american realty capital – retail centers of america, Inc. .. for Arc daily nAv investors in oh, pA and tX, make checks payable to: uMB Bank, na, escrow agent for american realty capital daily net asset value trust, Inc. 2 OWnerSHip importAnt: please choose one option, either within the “non-custodial ownership” column, or within the “custodial ownership” column. (1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. 2a. non-custodial Ownership (Non-Qualified) 2b. custodial Ownership (Qualified) .. individual – One signature required & initial. .. Joint tenants with right of survivorship – All parties must sign & initial. .. tenants in common – All parties must sign & initial. .. company or corporation or partnership – Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable. .. uniform gift/transfer to minors Act (UGMA/UTMA) – Owner and custodian signature required. state of ______ custodian for ______________________ .. estate – Personal representative signature required. name of executor: _______________________________ Include a copy of the court appointment. .. Qualified pension or profit sharing plan* – Trustee or custodian signature required. Include plan documents. name of trustee: ________________________________ .. trust – Trustee(s) signature(s) and copy of trust document or trust certificate required. .. transfer on death(1) – Must complete separate Transfer on Death Registration Form. .. other (specify) – _______________________________ Include title and signature pages. .. traditional irA* – One signature required. .. roll-over irA* – One signature required. .. roth irA* – One signature required. .. keogh plan* – One signature required. .. simplified employee pension/trust (s.e.p.)* .. Qualified pension or profit sharing plan* – Owner and custodian signature required. .. 401(k) (Only available for ARC Daily NAV) .. other (specify) – ___________________________ * Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

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3 importAnt: send all paperwork directly to the custodian. note: this section is only for accounts specified in section 2b and not for custodial accounts for Minors. custodial Ownership (Must be completed by Custodian/Trustee for accounts identified in Section 2b) name of trust or Business entity (Does not apply to IRA accounts) name of custodian or trustee Mailing address city, state, Zip Business phone custodian/trust/Business entity tax Id# account # name of custodian or other administrator 4 importAnt: Investor Information is required. investor information ..• Mr. .• Mrs. .• Ms. .• other ______ note: please provide all necessary corporate name of account owner documents, partnership date of Birth agreement, or trust social security number or taxpayer Id # powers (specified in section 2) to establish legal address (no p.o. Boxes) authority to act. city, state, Zip citizenship: Please indicate Citizenship Status (Required) ..• u.s. citizen .• resident Alien .• non-resident Alien* .• employee, Affiliate or board member note: Any and all u.s. taxpayers are required to complete W-9 form in section 6b * If non-resident alien, investor must submit the appropriate W-8 form (W-8ben, W-8eci, W-8eXp or W-8imy) in order to make an investment. (Again, if a foreign national who is, in fact, a u.s taxpayer, complete W-9 form.) employer: | .r e tire D ..• Mr. .• Mrs. .• Ms. .• other ______ name of Joint account owner or Minor entity name date of Birth social security number or taxpayer Id# If non-u.s. citizen, specify country of citizenship Mailing address (if different than legal address) city, state, Zip home phone Business phone government id: (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy. place of Birth: ____________________________________________________________________________________ City State/ProvinCe Country Immigration status: .permanent resident• ..non-permanent resident• • ..non-resident• check which type of document you are providing: ..US Driver's License .Ins permanent resident alien card .Passport with U.S. Visa ..Employment Authorization Document .Passport without U.S. Visa Bank Name (required):________________________ Account No. (required):_______________________________________________________________________________ ..Foreign national identity documents Bank Name (required):____________________________________________ Phone No. (required):_____________________________________________ Number for the document checked above and country of issuance: ______________________ cAliforniA investors: all certIfIcates representIng shares WhIch are sold In the state of calIfornIa WIll Bear the folloWIng legend condItIons: It Is unlaWful to consuMMate a sale or transfer of thIs securIty or any Interest thereIn, or to receIve any consIderatIon therefor, WIthout the prIor WrItten consent of the coMMIssIoner of corporatIons for the state of calIfornIa, eXcept as perMItted In the coMMIssIoner’s rules. Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

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complete this section to enroll in the distribution reinvestment plan or to elect how you wish to receive your distributions.1 note: qualified accounts may not direct distributions without the custodian's approval. please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian. footnotes: 1 Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates. 2 Ohio investors in ARC Global, ARCT IV, ARC Daily NAV and ARC Retail, cannot participate in the Distribution Reinvestment Plan. Other Ohio investors, and ARCT IV investors in Maine, cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs. 3 Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker- dealer in writing if at any time during his or her participation in the Distribution Reinvestment Plan, there is any material change in the stockholder’s financial condition or inaccuracy of any representation under the subscription agreement for such stockholder’s initial purchase of our shares. 4 I authorize American Realty Capital Global Trust, Inc., American Realty Capital Trust IV, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, DST Systems, Inc. (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors’ ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares. Distributions AmericAn reAlty cApitAl globAl trust, inc. ..I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AmericAn reAlty cApitAl trust iv, inc. ..I hereby subscribe for Shares of American Realty Capital Trust IV, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AMericAn reAlTy cApiTAl DAily neT AsseT VAlUe TrUsT, inc. ..I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AmericAn reAlty cApitAl heAlthcAre trust, inc. ..I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AmericAn reAlty cApitAl neW york recovery reit, inc. ..I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AMericAn reAlTy cApiTAl – reTAil cenTers of AMericA, inc. ..I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) business development corporAtion of AmericA ..I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) phillips edison – Arc shopping center reit, inc. ..I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated. .. reinvest/dividend reinvestment plan 3 Investor elects to participate in the Dividend Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) united development funding iv ..I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

C-2-4

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution __________

Mailing Address __________

City, State, Zip __________

Account # __________

Bank's ABA/Routing # __________

☐ Checking Account *(must enclose voided check)* ☐ Savings Account *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ American Realty Capital Global Trust, Inc. ☐ American Realty Capital Trust IV, Inc. ☐ American Realty Capital Daily Net Asset Value Trust, Inc.

☐ American Realty Capital Healthcare Trust, Inc. ☐ American Realty Capital New York Recovery REIT, Inc. ☐ American Realty Capital – Retail Centers of America, Inc.

☐ Business Development Corporation of America ☐ Phillips Edison – ARC Shopping Center REIT, Inc. ☐ United Development Funding IV

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: (a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to the respective offering(s) as 'undeliverable', a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature __________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) __________ Date (mm/dd/yyyy) __________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is __________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: *Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee (or ARC-HT Investors in South Carolina) may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner co-Owner For investors of ALL Offerings (Continued): Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by us for any offering with the securities division. For American realty capital global trust, inc. (“Arc global”) investors Only: I/we have received the final prospectus of arc global at least five (5) business days prior to the date of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of arc global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: In addition to the suitability requirements described above, investors’ maximum investment in the arc global shares will be limited to 10% of the investor’s liquid net worth. Ohio, Oregon, Pennsylvania, Washington, New Jersey and New Mexico residents only: In addition to the suitability requirements described above, the investor’s maximum investment in arc global and its affiliates cannot exceed 10% of the oregon, pennsylvania, Washington, new Jersey or new Mexico resident’s net worth. an ohio investor’s aggregate investment in the arc global shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. for ohio and pennsylvania investors, arc global will not release subscriptions from escrow until it has received $20,000,000 and $75,000,000, respectively, in subscriptions. Iowa residents only: an Iowa investor’s maximum investment in arc global and its affiliates cannot exceed 10% of the Iowa resident’s liquid net worth. North Dakota residents only: north dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the arc global offering. Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. the investor’s maximum investment in arc global should not exceed 10% of the investor’s net worth. Maine residents only: the Maine office of securities recommends that an investor’s aggregate investment in the arc global offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. for this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Texas residents only: an investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $250,000 and a minimum annual gross income of $65,000, or (b) a minimum net worth of $500,000. the investor’s maximum investment in the arc global offering shall not exceed 10% of the investor’s liquid net worth. For American realty capital trust iV, inc. (“Arct iV”) investors Only: I/we acknowledge receipt of the final prospectus of arct Iv, not less than five (5) business days prior to the signing of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of arct Iv, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. the investor’s maximum in investment in arct Iv and its affiliate cannot exceed 10% of the investor’s net worth. Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in arct Iv and its affiliates cannot exceed 10% of the Iowa, oregon, pennsylvania, Washington or new Mexico resident’s net worth. a ohio investor’s aggregate investment in arct Iv shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

C-2-6

6 *Continued*

Subscriber Acknowledgements & Signatures ***(Continued)*** *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Trust IV, Inc. ("ARCT IV") Investors Only *(Continued)*:		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT IV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARCT IV offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARCT IV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $100,000 and annual gross income of $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor's total investment in the ARCT IV offering and other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, either (a) minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (b) minimum net worth of $250,000; net worth shall be exclusive of home, home furnishings and automobiles.		
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Daily NAV has received an aggregate of $75,000,000 in subscriptions. For Ohio investors, we will not release subscriptions from escrow until ARC Daily NAV has received $20,000,000 in subscriptions.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth. For Texas investors, ARC Daily NAV may not release subscriptions from escrow until it has raised at least $10 million in other jurisdictions.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner co-Owner For American realty capital Healthcare trust, inc. (“Arc-Ht”) investors Only: I/we acknowledge receipt of the final prospectus of arc-ht, not less than five (5) business days prior to the signing of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of arc-ht, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. the investor’s maximum investment in arc-ht should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in arc-ht and its affiliates cannot exceed 10% of the Iowa, oregon, pennsylvania or Washington resident’s net worth. an ohio investor’s aggregate investment in arc-ht shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the arc-ht offering not to exceed 10% of the Kentucky investor’s liquid net worth. California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor’s maximum investment in arc-ht shares not to exceed 10% of the investor’s net worth (exclusive of home, home furnishings and automobile). North Dakota residents only: north dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the arc-ht offering. Maine residents only: the Maine office of securities recommends that an investor’s aggregate investment in the arc-ht offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. for this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. For American realty capital new York recovery reit, inc. (“nYrr”) investors Only: I/we acknowledge receipt of the final prospectus of nyrr, not less than five (5) business days prior to the signing of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of nyrr, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the nyrr offering not to exceed 10% of the Kentucky investor’s liquid net worth. Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in nyrr and its affiliates cannot exceed 10% of the ohio, Iowa, oregon, pennsylvania, Washington or new Mexico resident’s net worth. an ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. ‘‘liquid net worth’’ is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. the investors’ maximum investment in nyrr should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings).

C-2-8

6 *Continued*

Subscriber Acknowledgements & Signatures ***(Continued)*** *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only *(Continued)***:**		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the NYRR offering.		

For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Retail has received an aggregate of $75,000,000 in subscriptions. We will not release proceeds from Ohio investors until we have raised an aggregate of $20,000,000 in subscriptions.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth.		
Mississippi residents only: In addition to the suitability standards above, shares will only be sold to Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in ARC Retail and other similar offerings.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

For Business Development Corporation of America ("BDCA") Investors Only:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Oregon residents only: In addition to the general suitability requirements described above, the investor's maximum investment in BDCA shares and shares of its affiliates shall not exceed 10% of his or her net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Nebraska residents only: Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year)		
North Dakota residents only: BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Oklahoma residents only: Purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: In addition to the suitability standards above, the state of Ohio requires that each Ohio investor will limit his or her investment in BDCA common stock to a maximum of 10% of his or her net worth.		
New Mexico residents only: In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor's net worth.		

For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC") Investors Only:		
Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of PE-ARC.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of PE-ARC, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in PE-ARC should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in PE-ARC and its affiliates cannot exceed 10% of the Maine, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the PE-ARC offering not to exceed 10% of the Kentucky investor's liquid net worth.		
New Mexico residents only: Investors must have a liquid net worth of at least 10 times the amount of their investment in PE-ARC.		

For United Development Funding IV ("UDF IV") Investors Only:		
I/we have received the final prospectus of UDF IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of UDF IV.		
I/we am/are purchasing shares for my/our own account and I/we acknowledge that the shares are not liquid and there is no public market for this investment.		
I/we am/are not an Unacceptable Investor, as such term is defined in the prospectus under "Suitability Standards - Restrictions Imposed by the USA PATRIOT Act and Related Acts."

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For United Development Funding IV ("UDF IV") Investors Only *(Continued)*:		
California residents only: I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000.		
Iowa residents only: This investment, when added to my/our investments in similar programs, does not exceed 10% of my/our liquid net worth.		
Oregon and Pennsylvania residents only: This investment does not exceed 10% of my/our liquid net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

☐ Automatic Purchase Plan: Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA or UDF IV (or ARCT IV investors in Kansas).

SIGNATURE OF OWNER AND CO-OWNER *(ALL INVESTORS MUST SIGN)*

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ________________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ________________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ________________________________ Date (mm/dd/yyyy) ____________

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

6 6 b Substitute Form W-9 ALL u.S. taxpayer Must Sign SUBSTITUTE FORM W-9 (form W-9 (rev. 10-2007) certification to prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current tIn (or the tIn of any other payee) and certain other information by completing the form below, certifying that the tIn provided on substitute form W-9 is correct (or that such investor is awaiting a tIn), that the investor is a u.s. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Irs that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the Irs has notified the investor that the investor is no longer subject to backup withholding. If a tIn is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a tIn is provided and if a tIn is not provided within 60 days, such withheld amounts will be paid over to the Irs. exempt tin. check here if investor is an exempt payee. . under penalties of perjury, I certify that: 1. the number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal revenue service (Irs) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Irs has notified me that I am no longer subject to backup withholding, and 3. I am a u.s. citizen or other u.s. person (including a u.s. resident alien). certification instructions. you must cross out item 2 above if you have been notified by the Irs that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. the Internal revenue service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Print Name Date Signature of Joint Owner, if applicable Print Name Date guidelines for certification of taxpayer identification number (“tin”) on 6 6 b Continued Substitute Form W-9 What number to give the requester. - social security numbers (‘‘ssn’’) have nine digits separated by two hyphens: i.e., 000-00-0000. employer identification numbers (‘‘eIn’’) have nine digits separated by only one hyphen: i.e., 00-0000000. the table below will help determine the number to give the payer. all ‘‘section’’ references are to the Internal revenue code of 1986, as amended. ‘‘Irs’’ means the Internal revenue service. For this type of account: give the SSn of: 1. an individual’s account the individual 2. two or more individuals (Joint account) the actual owner of the account or, if combined funds, the first individual on the account (1) 3. custodian account of a minor (uniform gift to Minors act) the minor (2) 4. (a) the usual revocable savings trust account (grantor also is trustee) the grantor-trustee (1) (b) so-called trust account that is not a legal or valid trust under state law the actual owner (1) 5. sole proprietorship or single-owner llc the owner (3) For this type of account: given the ein of: 6. sole proprietorship or single-owner llc 7. a valid trust, estate, or pension trust 8. corporate or llc electing corporate status on form 8832 9. association, club, religious, charitable, educational, or other tax-exempt organization 10. partnership or multi-member llc 11. account with the department of agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments 12. a broker or registered nominee the owner (3) the legal entity (4) the corporation the organization the partnership or llc the public entity the broker or nominee

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guidelines for certification of taxpayer identification number (“tin”) on 6 6 b Continued Substitute Form W-9 (Continued) (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘‘DBA’’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed. Obtaining a number If you do not have a tIn, apply for one immediately. to apply for an ssn, get form ss-5, application for a social security card, from your local social security administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. you also may get this form by calling 1-800-772-1213. use form W-7, application for Irs Individual taxpayer Identification number, to apply for an ItIn, or form ss-4, application for employer Identification number, to apply for an eIn. you can apply for an eIn online by accessing the Irs website at www.irs.gov/businesses and clicking on employer Id numbers under related topics. you can get forms W-7 and ss-4 from the Irs by visiting www.irs.gov or by calling 1-800-taX-forM (1-800-829-3676). payees exempt from backup Withholding Backup withholding is not required on any payments made to the following payees: • an organization exempt from tax under section 501(a), an individual retirement account (‘‘Ira’’), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f )(2). • the united states or any of its agencies or instrumentalities. • a state, the district of columbia, a possession of the united states, or any of their political subdivisions or instrumentalities. • a foreign government or any of its political subdivisions, agencies or instrumentalities. • an international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include: • a corporation. • a foreign central bank of issue. • a dealer in securities or commodities required to register in the united states, the district of columbia, or a possession of the united states. • a futures commission merchant registered with the commodity futures trading commission. • a real estate investment trust. • an entity registered at all times during the tax year under the Investment company act of 1940. • a common trust fund operated by a bank under section 584(a). • a financial institution. • a middleman known in the investment community as a nominee or custodian. • a trust exempt from tax under section 664 or described in section 4947. exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the ‘‘Exempt TIN’’ box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer. privacy Act notice section 6109 requires you to provide your correct tIn to persons who must file information returns with the Irs to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an Ira, or archer Msa or hsa. the Irs uses the numbers for identification purposes and to help verify the accuracy of your tax return. the Irs also may provide this information to the department of Justice for civil and criminal litigation, and to cities, states, the district of columbia and u.s. possessions to carry out their tax laws. the Irs also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. you must provide your tIn whether or not you are required to file a tax return. payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a tIn to a payer. certain penalties also may apply. penalties • Failure to Furnish TIN. If you fail to furnish your correct tIn to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the payer may be subject to civil and criminal penalties. FOr ADDitiOnAL inFOrMAtiOn cOntAct YOur tAX cOnSuLtAnt Or tHe irS.

C-2-13

riA submission: check this box to indicate whether submission is made through a registered Investment advisor (rIa) in its capacity as the rIa and not in its capacity as a registered representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the rIa firm is a fInra licensed registered representative affiliated with a broker-dealer, the transaction should be completed through that broker- dealer, not through the rIa. Financial Advisor, registered investment Advisor & registered representative the financial advisor, registered Investment advisor or the authorized representative (the “advisor”) must sign below to complete order. the undersigned broker-dealer or advisor warrants that it is a duly licensed broker-dealer (or non- commission based financial advisor) and may lawfully offer the shares in the state designated as the investor’s address or the state in which the sale is to be made, if different. the broker-dealer or advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by rule 2310 of the fInra rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by rule 2310 of the fInra rules, (c) delivered the prospectus to the investor the requisite number of days prior to the date that the investor will deliver this subscription agreement to the issuer as specified under the laws of the investor’s state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the office of foreign assets control list of foreign nations, organizations and individuals subject to economic and trade sanctions. Broker/dealer or rIa firm address or p.o. Box Mailing address city, state, Zip Business phone # (required) fax phone # e-mail address registered representative(s) or advisor(s) [I.a.] name(s) (required) representative # registered representative or advisor [I.a.] address or p.o. Box city, state, Zip Business phone # (required) fax phone # e-mail address If a registered associate of a fInra member firm, I hereby certify that I hold a series 7 or series 62 fInra license and I am registered in the following state in which this sale was completed. If a registered Investment advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed. state (required) signature(s) of registered representative(s) or advisor(s) (required) date signature of Broker/dealer or rIa (If required by Broker/dealer) date t

C-2-14

8 importAnt: please note that there are state- specific mailing addresses for the following offerings: arc global, arc daily nav and arc retail. for non-custodial Accounts: please mail a completed original subscription agreement along with a check and the appropriate documents outlined in sections 1 and 2 of this agreement, to the appropriate address as outlined to the right. for custodial Accounts: please mail a completed original subscription agreement directly to the custodian, along with your check and the appropriate documents outlined in sections 1 and 2 of this agreement. For regular Mail For Overnight Deliveries American realty capital global trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital global trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital trust iv, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital trust iv, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital daily net Asset value trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital daily net Asset value trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital healthcare trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital healthcare trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital new york recovery reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital new york recovery reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital – retail centers of America, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital – retail centers of America, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 business development corporation of America c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 business development corporation of America c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 phillips edison–Arc shopping center reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 phillips edison–Arc shopping center reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 united development funding iv c/o dst systems, Inc p.o. Box 219096, Kansas city, Mo 64121-9096 united development funding iv c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 State-Specific Mailing Address Differences for Arc global, Arc Daily nAV and Arc retail: .. for Arc global and Arc retail in oh and pA, mail to: American Realty Capital Global Trust, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 American Realty Capital – Retail Centers of America, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 .. for Arc daily nAv investors in oh, pA and tX, mail to: American Realty Capital Daily Net Asset Trust, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 FOr cOMpAnY uSe OnLY: amount date check/Wire# account # registered representative # firm # custodian Id# transfer agent reviewer

C-2-15

ANNEX A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2012

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to __________

Commission file number: 000-54688

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-3306391
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 415-6500
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes ☐ No

Indicate by check mark whether the registrant submitted electronically and posted on its corporate Web Site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☒ Yes ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

The number of outstanding shares of the registrant’s common stock on October 31, 2012 was 40,320,035 shares.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$30,221	$10,216
Buildings, fixtures and improvements	372,002	130,594
Acquired intangible lease assets	58,425	24,231
Total real estate investments, at cost	460,648	165,041
Less: accumulated depreciation and amortization	(13,993)	(1,608)
Total real estate investments, net	446,655	163,433
Cash	28,831	5,038
Restricted cash	100	32
Prepaid expenses and other assets	5,945	1,155
Deferred costs, net	4,984	2,657
Total assets	$486,515	$172,315

LIABILITIES AND EQUITY
Mortgage notes payable	$200,106	$110,721
Mortgage premium, net	3,085	—
Note payable	2,500	2,500
Below-market lease liabilities, net	1,279	543
Derivatives, at fair value	690	246
Accounts payable and accrued expenses	4,137	3,972
Deferred rent and other liabilities	735	161
Distributions payable	1,790	347
Total liabilities	214,322	118,490
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, none issued or outstanding at September 30, 2012 and December 31, 2011	—	—
Common stock, $0.01 par value per share, 300,000,000 authorized, 33,887,682 and 6,983,449 shares issued and outstanding, at September 30, 2012 and December 31, 2011, respectively	339	70
Additional paid-in capital	289,988	56,997
Accumulated other comprehensive loss	(690)	(246)
Accumulated deficit	(21,569)	(5,108)
Total stockholders’ equity	268,068	51,713
Non-controlling interests	4,125	2,112
Total equity	272,193	53,825
Total liabilities and equity	$486,515	$172,315

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Rental income	$8,722	$356	$18,449	$368
Operating expense reimbursements	1,472	80	3,327	80
Total revenues	10,194	436	21,776	448
Operating expenses:
Property operating	1,586	85	3,495	85
Operating fees to affiliate	371	—	987	—
Acquisition and transaction related	1,787	1,149	5,281	1,309
General and administrative	235	89	690	251
Depreciation and amortization	5,629	105	12,172	105
Total operating expenses	9,608	1,428	22,625	1,750
Operating income (loss)	586	(992)	(849)	(1,302)
Other income (expenses):
Interest expense	(2,642)	(126)	(6,120)	(129)
Other income	5	—	16	—
Total other expense	(2,637)	(126)	(6,104)	(129)
Net loss	(2,051)	(1,118)	(6,953)	(1,431)
Net loss (income) attributable to non-controlling interests	(10)	—	12	—
Net loss attributable to stockholders	(2,061)	(1,118)	(6,941)	(1,431)

Other comprehensive loss:
Designated derivatives, fair value adjustment	(145)	—	(444)	—
Comprehensive loss attributable to stockholders	$(2,206)	$(1,118)	$(7,385)	$(1,431)

Basic and diluted weighted average shares outstanding	28,039,573	1,510,422	18,634,509	592,311
Basic and diluted net loss per share attributable to stockholders	$(0.07)	$(0.74)	$(0.37)	$(2.42)

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Nine months ended September 30, 2012

(In thousands, except share data)

(Unaudited)

	Common Stock
	Number of Shares	Par Value	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity	Non-controlling Interests	Total Equity
Balance, December 31, 2011	6,983,449	$70	$56,997	$(246)	$(5,108)	$51,713	$2,112	$53,825
Issuance of common stock	26,563,416	266	264,386	—	—	264,652	—	264,652
Common stock offering costs, commissions and dealer manager fees	—	—	(34,528)	—	—	(34,528)	—	(34,528)
Common stock issued through distribution reinvestment plan	383,893	4	3,642	—	—	3,646	—	3,646
Common stock repurchases	(59,870)	(1)	(593)	—	—	(594)	—	(594)
Share-based compensation	16,794	—	84	—	—	84	—	84
Distributions declared	—	—	—	—	(9,520)	(9,520)	—	(9,520)
Contributions from non-controlling interest holders	—	—	—	—	—	—	2,300	2,300
Distributions to non-controlling interest holders	—	—	—	—	—	—	(275)	(275)
Net loss	—	—	—	—	(6,941)	(6,941)	(12)	(6,953)
Other comprehensive loss	—	—	—	(444)	—	(444)	—	(444)
Balance, September 30, 2012	33,887,682	$339	$289,988	$(690)	$(21,569)	$268,068	$4,125	$272,193

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss attributable to stockholders	$(6,941)	$(1,431)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	9,623	82
Amortization of intangibles	2,549	23
Amortization of deferred financing costs	729	11
Amortization of mortgage premium	(133)	—
Accretion of below-market lease liabilities and amortization of above-market lease assets, net	235	—
Net loss attributable to non-controlling interests	(12)	—
Share-based compensation	84	11
Changes in assets and liabilities:
Prepaid expenses and other assets	(2,825)	(218)
Accounts payable and accrued expenses	1,172	155
Deferred rent and other liabilities	574	102
Net cash provided by (used in) operating activities	5,055	(1,265)
Cash flows from investing activities:
Investment in real estate and other assets	(236,506)	(20,395)
Net cash used in investing activities	(236,506)	(20,395)
Cash flows from financing activities:
Proceeds from notes payable	—	2,500
Proceeds from mortgage notes payable	34,777	—
Payments of mortgage notes payable	(31)	(9)
Proceeds from revolving credit facility	39,000	—
Payments on revolving credit facility	(39,000)	—
Payments of deferred financing costs	(3,056)	(1,304)
Proceeds from issuance of common stock	262,687	29,559
Common stock repurchases	(286)	—
Payments of offering costs and fees related to stock issuances	(34,447)	(6,127)
Distributions paid	(4,431)	(51)
Due from/to affiliate	374	(78)
Distributions to non-controlling interests holders	(275)	—
Restricted cash	(68)	(15)
Net cash provided by financing activities	255,244	24,475
Net change in cash	23,793	2,815
Cash, beginning of period	5,038	—
Cash, end of period	$28,831	$2,815

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Supplemental Disclosures:
Cash paid for interest	$5,175	$109
Cash paid for income taxes	4	—

Non-Cash Investing and Financing Activities:
Mortgage notes payable used to acquire investments in real estate	$54,639	$48,109
Premiums on assumed mortgage notes payable	3,218	—
Common stock issued through distribution reinvestment plan	3,646	44
Reclassification of deferred offering costs	—	844

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Note 1 — Organization

American Realty Capital Healthcare Trust, Inc. (the “Company”), incorporated on August 23, 2010, is a Maryland corporation that qualified as a real estate investment trust for U.S. federal income tax purposes for the taxable year ended December 31, 2011. On February 18, 2011, the Company commenced its initial public offering (the “IPO”) on a “reasonable best efforts” basis of up to 150.0 million shares of common stock, $0.01 par value per share, at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11, as amended (File No. 333-169075) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 25.0 million shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which the Company’s common stock holders may elect to have their distributions reinvested in additional shares of the Company’s common stock at a price initially equal to $9.50 per share, which is 95% of the offering price in the IPO.

As of September 30, 2012, the Company had 33.9 million shares of common stock outstanding, including unvested restricted shares and shares issued under the DRIP, and had received total proceeds of $337.1 million, including shares issued under the DRIP. As of September 30, 2012, the aggregate value of all issuances and subscriptions of common stock outstanding was $338.5 million based on a per share value of $10.00 (or $9.50 for shares issued under the DRIP).

The Company was formed to primarily acquire a diversified portfolio of income producing real estate properties, focusing predominantly on medical office buildings and healthcare-related facilities. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. The Company purchased its first property and commenced real estate operations in June 2011. As of September 30, 2012, the Company owned 36 properties with an aggregate purchase price of $456.2 million, comprising of 1,518,016 rentable square feet, which were 97.7% leased on a weighted average basis.

Substantially all of the Company’s business is conducted through American Realty Capital Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership (the “OP”). American Realty Capital Healthcare Advisors, LLC (the “Advisor”) is the Company’s affiliated advisor. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP ("OP units"). The Advisor holds 202 units of limited partner interest in the OP, which represents a nominal percentage of the aggregate OP ownership. A holder of OP units has the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock of the Company, as allowed by the limited partnership agreement of the OP. The remaining rights of the holders of OP units are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has no paid employees. The Company has retained the Advisor to manage its affairs on a day-to-day basis. The Company has retained American Realty Capital Healthcare Properties, LLC (the “Property Manager”), an entity wholly owned by the Company's sponsor, American Realty Capital V, LLC (the "Sponsor"), to serve as the Company’s property manager. Realty Capital Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, serves as the dealer manager of the IPO. The Advisor, Property Manager and Dealer Manager are related parties and will receive compensation and fees for services related to the IPO and for the investment and management of the Company’s assets. Such entities will receive fees during the offering, acquisition, operational and liquidation stages.

Note 2 — Summary of Significant Accounting Policies

The accompanying consolidated financial statements of the Company included herein were prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to this Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three and nine months ended September 30, 2012 are not necessarily indicative of the results for the entire year or any subsequent interim period.

These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of, and for the year ended December 31, 2011, which are included in the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2012.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

There have been no significant changes to Company's significant accounting policies during the nine months ended September 30, 2012, other than the updates described below.

Recently Issued Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board ("FASB") issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as the Company's own data. This guidance is largely consistent with current fair value measurement principles with few exceptions that do not result in a change in general practice. The guidance was applied prospectively and was effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company's financial position or results of operations as the guidance relates only to disclosure requirements.

In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement - referred to as the statement of comprehensive income - or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance does not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. In December 2011, the FASB deferred certain provisions of this guidance related to the presentation of certain reclassification adjustments out of accumulated other comprehensive income, by component in both the statement and the statement where the reclassification is presented. This guidance was applied prospectively and was effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company's financial position or results of operations but changed the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.

In September 2011, the FASB issued guidance that allows entities to perform a qualitative analysis as the first step in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then a quantitative analysis for impairment is not required. The guidance was effective for interim and annual impairment tests for fiscal periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company's financial position or results of operations.

In December 2011, the FASB issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, is not expected to have a material impact on the Company's consolidated financial position or results of operations.

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The Company does not expect the adoption to have a material impact on the Company's consolidated financial position or results of operations.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Note 3 — Real Estate Investments

The following table presents the allocation of the assets acquired and liabilities assumed during the nine months ended September 30, 2012 and 2011:

	Nine Months Ended September 30,
(Dollar amounts in thousands)	2012	2011
Real estate investments, at cost:
Land	$20,005	$6,248
Buildings, fixtures and improvements	241,490	52,394
Total tangible assets	261,495	58,642
Acquired intangibles:
In-place leases	33,546	8,235
Above-market lease assets	697	2,567
Below-market lease liabilities	(845)	(557)
Total assets acquired, net	294,893	68,887
Mortgage notes payable used to acquire real estate investments	(54,639)	(48,109)
Premium on mortgages assumed	(3,218)	—
Other liabilities assumed	(530)	(383)
Cash paid for acquired real estate investments	$236,506	$20,395
Number of properties purchased	22	8

The Company acquires and operates commercial properties. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company’s portfolio of real estate properties is comprised of the following properties as of Sep

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

tember 30, 2012:

Portfolio	Acquisition Date	Number of Properties	Square Feet	Occupancy	Remaining Lease Term (1)	Annualized Net Operating Income (2)	Base Purchase Price (3)	Capitalization Rate (4)	Annualized Rental Income (5) per Rented Square Foot
						(In thousands)	(In thousands)
Texarkana	Jun. 2011	1	18,268	100.0%	8.6	$431	$4,500	9.6%	$23.59
DaVita, Marked Tree	Jun. 2011	1	4,596	100.0%	9.1	128	1,444	8.9%	27.85
DaVita, Rockford	Jul. 2011	1	7,032	100.0%	8.6	191	2,050	9.3%	27.87
Carson Tahoe Specialty Medical Plaza	Sep. 2011	3	154,622	100.0%	5.4	2,483	28,990	8.6%	16.06
Durango Medical Plaza	Sep. 2011	1	73,094	74.3%	7.2	1,963	22,886	8.6%	38.23
CareMeridian Rehabilitation Facility - Phoenix	Sep. 2011	1	13,500	100.0%	11.8	847	9,016	9.4%	62.74
Reliant Rehabilitation Hospital - Dallas	Nov. 2011	1	64,600	100.0%	22.9	3,371	33,798	10.0%	52.49
Global Rehabilitation Hospital	Nov. 2011	1	40,828	100.0%	12.3	1,499	16,526	9.1%	36.71
Spring Creek Medical Plaza	Nov. 2011	1	22,345	100.0%	7.3	860	9,966	8.6%	38.49
Odessa Regional Medical Center	Dec. 2011	1	39,220	100.0%	10.7	595	7,359	8.1%	15.20

Portfolio	Acquisition Date	Number of Properties	Square Feet	Occupancy	Remaining Lease Term (1)	Annualized Net Operating Income (2)	Base Purchase Price (3)	Capitalization Rate (4)	Annualized Rental Income (5) per Rented Square Foot
						(In thousands)	(In thousands)
Methodist North Medical Office Building	Dec. 2011	1	73,302	100.0%	12.4	1,944	24,625	7.9%	26.55
Cooper Health Medical Office Building	Dec. 2011	1	11,000	100.0%	7.6	288	3,325	8.7%	26.18
Portfolio, December 31, 2011		14	522,407	96.4%	12.2	14,600	164,485	8.9%	$29.27
Village Healthcare Center	Jan. 2012	1	7,750	100.0%	12.3	417	4,482	9.3%	53.81
Biolife Plasma Services	Jan. 2012	1	15,000	100.0%	8.4	460	5,747	8.0%	30.67
University of Wisconsin Medical Center	Mar. 2012	1	31,374	100.0%	9.0	730	9,161	8.0%	23.27
Carson Tahoe Medical Office Building	Mar 2012	1	38,426	82.1%	7.5	685	8,500	8.1%	22.82
Henry Ford Dialysis Center	Mar. 2012	1	10,100	100.0%	11.0	239	2,878	8.3%	23.66
Mercy Health Plaza	Apr. 2012	1	42,430	100.0%	9.6	864	11,045	7.8%	20.81
East Pointe Medical Office Building	Apr. 2012	1	34,500	100.0%	10.8	910	10,516	8.7%	26.38
DaVita Dialysis - Paoli, IN	May 2012	1	5,725	100.0%	10.6	168	1,874	9.0%	29.34
Reliant Rehabilitation Hospital - Houston	May 2012	1	65,000	100.0%	24.6	3,144	31,593	10.0%	48.37
PAPP Clinic	May 2012	1	31,213	100.0%	9.2	441	5,400	8.2%	14.26
Unitron Hearing Building	May 2012	1	81,927	100.0%	8.3	793	9,390	8.4%	9.68
Cooper Health Medical Office Building II	May 2012	1	16,314	100.0%	9.6	392	4,620	8.5%	24.03
Fresenius Medical Center	May 2012	1	18,149	100.0%	13.0	313	3,739	8.4%	17.25
Sunnyvale Medical Plaza	May 2012	1	48,910	88.3%	6.9	1,004	12,300	8.2%	24.13
Texas Clinic at Arlington	May 2012	1	66,824	95.7%	5.7	1,662	21,300	7.8%	26.49
Pinnacle Health	Jun. 2012	1	52,600	100.0%	7.8	1,379	12,900	10.7%	28.04
Cancer Care Partners	Jun. 2012	1	63,000	100.0%	13.3	2,158	26,800	8.1%	34.25
Aurora Health Care	Jul. 2012	3	226,046	100.0%	9.3	5,033	63,000	8.0%	22.27
Baylor Institute for Rehabilitation at Fort Worth	Aug. 2012	1	40,000	100.0%	11.4	1,347	16,000	8.4%	33.68
Bronson Lake View	Sep. 2012	1	100,321	100.0%	8.8	2,336	30,430	7.7%	23.29
2012 Acquisitions		22	995,609	98.4%	12.5	24,475	291,675	8.4%	25.20
Portfolio, September 30, 2012		36	1,518,016	97.7%	11.6	$39,075	$456,160	8.6%	$26.58

___________________________

(1)	Remaining lease term in years as of September 30, 2012, calculated on a weighted-average basis.

(2)	Annualized net operating income for the three months ended September 30, 2012 or since acquisition date. Net operating income is rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

(3)	Contract purchase price, excluding acquisition related costs.

(4)	Net operating income divided by base purchase price.

(5)	Annualized rental income as of September 30, 2012 for the in-place leases in the property portfolio on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The following table presents pro forma information as if the acquisitions during the nine months ended September 30, 2012, had been consummated on January 1, 2011:

	Nine Months Ended September 30,
(In thousands)	2012	2011
Pro forma revenues	$33,731	$21,030
Pro forma net income attributable to stockholders	$1,862	$5,086

The following table presents future minimum base rental cash payments due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

(In thousands)	Future Minimum Base Rent Payments
October 1, 2012 — December 31, 2012	$8,939
2013	36,340
2014	36,686
2015	37,095
2016	37,493
Thereafter	305,508
$462,061

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all portfolio properties on a straight-line basis as of September 30, 2012 and 2011:

	September 30,
Tenant	2012	2011
Carson Tahoe Regional Healthcare	*	27.4%
San Martin Surgery Center, LLC	*	14.1%
CareMeridian	*	13.8%
ContinueCare Hospital of Carson Tahoe	*	11.0%
Reliant Rehabilitation	16.6%	*
Aurora Medical Group, Inc.	12.8%	*

____________________________

*	Tenant's annualized rental income on a straight-line basis was not greater than 10% of total annualized rental income for all portfolio properties as of the period specified.

The termination, delinquency or non-renewal of leases by one or more of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of September 30, 2012 and 2011.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The following table lists the states where the Company has concentrations of properties where annual rental income on a straight-line basis represented greater than 10% of consolidated annualized rental income as of September 30, 2012 and 2011:

	September 30,
State	2012	2011
Arizona	*	13.8%
Nevada	13.4%	74.0%
Texas	36.7%	*
Wisconsin	14.6%	*

____________________________

* State's annualized rental income on a straight-line basis was not greater than 10% of total annualized rental income for all portfolio properties as of the period specified.

Note 4 — Revolving Credit Facility

On May 25, 2012, the Company entered into a senior revolving credit facility in the amount of $50.0 million (the "Credit Facility") with KeyBank, National Association ("KeyBank"). The Credit Facility contains an “accordion" feature to allow the Company, under certain circumstances, to increase the aggregate commitments under the Credit Facility to a maximum of $250.0 million. The Credit Facility has a term of 36 months, subject to the Company's right to a 12-month extension.

The Company has the option, based on the Company's corporate leverage, to have the Credit Facility priced at either: (a) LIBOR, plus an applicable margin that ranges from 3.00% to 4.00%; or (b) the Base Rate, plus an applicable margin that ranges from 1.50% to 2.50%. Base Rate is defined in the Credit Facility as the greater of (i) the fluctuating annual rate of interest announced from time to time by KeyBank as its “prime rate” or (ii) 0.5% above the federal funds effective rate. Once the Company reaches net worth exceeding $350.0 million, the applicable margin will be reduced by 0.35%. The Credit Facility requires an unused fee per annum of 0.3% and 0.2%, if the unused balance of the facility exceeds or is equal to or less than 50% of the available facility, respectively.

The Credit Facility provides for monthly interest payments with all principal outstanding being due on the maturity date in May 2015. The Credit Facility may be prepaid from time to time and at any time, in whole or in part, without premium or penalty, subject to reimbursement of certain costs and expenses. In the event of a default, the lender has the right to terminate its obligations under the Credit Facility and to accelerate the payment on any unpaid principal outstanding. As of September 30, 2012, there was no outstanding balance under the Credit Facility, resulting in an unused borrowing capacity of $42.3 million based on the collateral assigned to the Credit Facility as of September 30, 2012.

The Credit Facility requires the Company to meet certain financial covenants, including the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth. As of September 30, 2012, the Company was in compliance with the debt covenants under the Credit Facility agreement.

On October 25, 2012, the Company increased the maximum commitments under the Credit Facility to $200.0 million with an "accordion" feature to increase aggregate commitments up to a maximum of $400.0 million. (see Note 16 — Subsequent Events)

Note 5 — Note Payable

In September 2011, the Company entered into an unsecured $2.5 million note payable with an unaffiliated third party investor. The note bears interest at a fixed rate of 8.0% per annum and matures in September 2014. The note has two one-year extension options. The note requires monthly interest payments with the principal balance due at maturity. The note may be repaid at any time, in whole or in part, without premium or penalty. Notwithstanding the foregoing, after the initial maturity date, the lender has a right to require the repayment in full of any outstanding principal and interest under the note upon 60 days’ notice.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Note 6 — Mortgage Notes Payable

The Company's mortgage notes payable as of September 30, 2012 and December 31, 2011 consist of the following:

		Outstanding Loan Amount as of		Effective
Portfolio	Encumbered Properties	September 30, 2012	December 31, 2011	Interest Rate		Interest Rate	Maturity
		(In thousands)	(In thousands)
Texarkana	1	$2,198	$2,230	5.58%		Fixed	Jun. 2016
Carson Tahoe Specialty Medical Plaza (1)	1	21,751	21,751	5.08%		Fixed	Sep. 2015
Durango Medical Plaza (1)	1	17,172	17,172	5.08%		Fixed	Sep. 2015
CareMeridian Rehabilitation Facility - Phoenix (1)	1	6,936	6,936	5.08%		Fixed	Sep. 2015
Reliant Rehabilitation Hospital - Dallas (1)	1	24,850	24,850	5.15%		Fixed	Sep. 2015
Global Rehabilitation Hospital (1)	1	12,714	12,714	5.15%		Fixed	Sep. 2015
Spring Creek Medical Plaza (1)	1	7,477	7,477	5.15%		Fixed	Sep. 2015
Odessa Regional Medical Center	1	4,047	4,047	4.09%	(2)	Fixed	Dec. 2016
Methodist North Medical Office Building	1	13,544	13,544	3.99%	(2)	Fixed	Dec. 2016
University of Wisconsin Medical Center	1	5,039	—	4.00%		Fixed	Apr. 2017
Reliant Rehabilitation Hospital-Houston (1)	1	13,437	—	4.98%		Fixed	Sep. 2015
Village Healthcare Center (1)	1	1,906	—	4.98%		Fixed	Sep. 2015
Mercy Health Plaza	1	5,500	—	4.11%		Fixed	Sep. 2017
East Pointe Medical Office Building	1	5,260	—	4.11%		Fixed	Sep. 2017
Unitron	1	4,000	—	4.11%		Fixed	Sep. 2017
Carson Tahoe Medical Office Building	1	4,675	—	3.88%	(2)	Fixed	Jun. 2017
Aurora Health Care	3	49,600	—	5.60%		Fixed	Jan. 2017
Total	19	$200,106	$110,721	5.00%	(3)

_____________________________________

(1)	These mortgages, aggregating $106.2 million, represent the first, second, and third tranches of a $127.7 million multi-tranche mortgage loan agreement to provide funding for a portfolio of 10 properties (the “Mortgage Loan”). The Mortgage Loan originally included a commitment of $150.0 million for 12 properties. However, the Company subsequently did not to purchase two of the properties, representing $22.3 million of the loan. The Mortgage Loan will be funded in four tranches contemporaneously with the acquisition of each property in the portfolio. The mortgages for each of the properties will be cross-collateralized with one another and in the event that the Company defaults on one of the mortgages, the lender may look to the other properties as collateral. The Mortgage Loan has $21.5 million of mortgage proceeds available to purchase the remaining two properties in the portfolio. If the Company acquires the properties relating to the fourth tranche of the mortgage loan without financing under the Mortgage Loan, then the Company will be subject to a penalty equal to 1% of the unfunded loan commitment.

(2)	Fixed as a result of entering into a swap agreement.

(3)	Calculated on a weighted average basis for all mortgages outstanding as of September 30, 2012.

The following table summarizes the scheduled aggregate principal payments for the five years subsequent to September 30, 2012:

(In thousands)	Future Principal Payments
October 1, 2012 — December 31, 2012	$10
2013	45
2014	48
2015	106,293
2016	19,636
Thereafter	74,074
$200,106

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The Company's sources of recourse financing generally require financial covenants, including restrictions on corporate guarantees, the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of minimum net worth. As of September 30, 2012, the Company was in compliance with debt covenants under the mortgage notes payable agreements.

Note 7 — Fair Value of Financial Instruments

The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. This alternative approach also reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The guidance defines three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 — Unobservable inputs that reflect the entity’s own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of September 30, 2012, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments, are incorporated into the fair values to account for the Company’s potential nonperformance risk and the performance risk of the counterparties.

The following table presents information about the Company’s liabilities (including derivatives that are presented net) measured at fair value on a recurring basis as of September 30, 2012 and December 31, 2011, aggregated by the level in the fair value hierarchy within which those instruments fall.

(In thousands)	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
September 30, 2012
Interest rate swaps	$—	$690	$—	$690
December 31, 2011
Interest rate swaps	$—	$246	$—	$246

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

A review of the fair value hierarchy classification is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain assets. There were no transfers between Level 1 and Level 2 of the fair value hierarchy during the nine months ended September 30, 2012.

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair value of short-term financial instruments such as cash and cash equivalents, restricted cash, other receivables, due to affiliates, accounts payable and distributions payable approximates their carrying value on the consolidated balance sheets due to their short-term nature. The fair values of the Company’s remaining financial instruments that are not reported at fair value on the consolidated balance sheets are reported below.

		Carrying Amount at	Fair Value at	Carrying Amount at	Fair Value at
(In thousands)	Level	September 30, 2012	September 30, 2012	December 31, 2011	December 31, 2011
Mortgage notes payable and premiums, net	3	$203,191	$210,968	$110,721	$110,908
Note payable	3	$2,500	$3,026	$2,500	$2,500

The fair value of the mortgage notes payable, revolving credit facility, and note payable are estimated using a discounted cash flow analysis, based on the Advisor's experience with similar types of borrowing arrangements.

Note 8 — Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives

The Company may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions. The Company does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its affiliates may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company may use interest rate swaps and collars as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve the receipt of variable-rate amounts if interest rates rise above the cap strike rate on the contract and payments of variable-rate amounts if interest rates fall below the floor strike rate on the contract.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. Such derivatives were used to hedge the variable cash flows associated with forecasted variable-rate debt. The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During the next 12 months , the Company estimates that an additional $0.2 million will be reclassified from other comprehensive income as an increase to interest expense.

As of September 30, 2012 and December 31, 2011, the Company had the following outstanding interest rate derivatives that were designated as a cash flow hedge of interest rate risk.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

	September 30, 2012		December 31, 2011
Interest Rate Derivative	Number of Instruments	Notional Amount	Number of Instruments	Notional Amount
		(In thousands)		(In thousands)
Interest Rate Swaps	3	$22,266	2	$17,591

The table below presents the fair value of the Company’s derivative financial instruments as well as their classification on the balance sheets as of September 30, 2012 and December 31, 2011.

(In thousands)	Balance Sheet Location	September 30, 2012	December 31, 2011
Derivatives designated as hedging instruments:
Interest Rate Swaps	Derivatives, at fair value	$(690)	$(246)

Derivatives in Cash Flow Hedging Relationships

The table below details the location in the financial statements of the gain or loss recognized on interest rate derivatives designated as cash flow hedges for the three and nine months ended September 30, 2012 and 2011.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2012	2011	2012	2011
Amount of loss recognized in accumulated other comprehensive income from interest rate derivatives (effective portion)	$(206)	$—	$(610)	$—
Amount of loss reclassified from accumulated other comprehensive income into income as interest expense (effective portion)	$(60)	$—	$(166)	$—
Amount of gain (loss) recognized in income on derivative instruments (ineffective portion and amount excluded from effectiveness testing)	$—	$—	$—	$—

Derivatives Not Designated as Hedges

Derivatives not designated as hedges are not speculative. These derivatives may be used to manage the Company's exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements to be classified as hedging instruments. The Company does not have any hedging instruments that do not qualify for hedge accounting.

Credit-risk-related Contingent Features

The Company has an agreement with its derivative counterparty that contains a provision where if the Company either defaults or is capable of being declared in default on any of its indebtedness, then the Company could also be declared in default on its derivative obligation.

As of September 30, 2012, the fair value of derivatives in a liability position related to these agreements was $0.7 million. As of September 30, 2012, the Company has not posted any collateral related to these agreements and was not in breach of any agreement provisions. If the Company had breached any of these provisions, it could have been required to settle its obligations under the agreement at its aggregate termination value of $0.7 million at September 30, 2012.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Note 9 — Common Stock

As of September 30, 2012 and December 31, 2011, the Company had 33.9 million and 7.0 million shares of common stock outstanding, including DRIP, from total proceeds of $337.1 million and $69.4 million, respectively.

On May 12, 2011, the Company's board of directors authorized and the Company declared, a distribution, which is calculated based on stockholders of record each day during the applicable period, at a rate of $0.0018082192 per day or $0.66 annually per share of common stock. On December 10, 2011, the board of directors authorized and the Company declared, an increase in the distribution, which is calculated based on stockholders of record each day during the applicable period, at a rate of $0.00186301370 per day or $0.68 annually per share of common stock beginning January 1, 2012. The Company's distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. Distribution payments are dependent on the availability of funds. The board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

Note 10 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note 11 — Related Party Transactions and Arrangements

American Realty Capital Healthcare Special Limited Partnership, LLC, an entity wholly owned by the Sponsor, owned 20,000 shares of the Company’s outstanding common stock as of September 30, 2012 and December 31, 2011.

Fees Paid in Connection with the IPO

The Dealer Manager receives fees and compensation in connection with the sale of the Company’s common stock in the IPO. The Dealer Manager receives a selling commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager receives up to 3.0% of the gross proceeds from the sale of common stock, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers, based on such factors as the volume of shares sold by respective participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. The following table details total selling commissions and dealer manager fees incurred from the Dealer Manager during the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2012	2011	2012	2011
Total commissions and fees incurred from the Dealer Manager	$10,970	$2,431	$26,315	$2,821

The Advisor and its affiliates receive compensation and reimbursement for services relating to the IPO. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are charged to additional paid-in capital on the accompanying balance sheets. The following table details offering costs reimbursements from the Advisor and Dealer Manager during the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2012	2011	2012	2011
Fees and expense reimbursements incurred from the Advisor and Dealer Manager	$4,057	$1,146	$7,143	$2,316

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The Company is responsible for offering and related costs from the IPO, excluding selling commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs in excess of the 1.5% cap as of the end of the offering are the Advisor's responsibility. As of September 30, 2012, offering and related costs exceeded 1.5% of gross proceeds received from the IPO by $8.7 million. The Advisor elected to cap cumulative offering costs incurred by the Company, net of unpaid amounts, to 15% of gross common stock proceeds during the offering period. As of September 30, 2012, cumulative offering costs were $46.8 million. Cumulative offering costs, net of unpaid amounts, were less than the 15% threshold.

The Company had accrued expenses payable to the Advisor and the Dealer Manager of $0.3 million and $0.2 million as of September 30, 2012 and December 31, 2011, respectively, for services relating to the IPO and offering and other cost reimbursements paid on behalf of the Company.

Fees Paid in Connection With the Operations of the Company

The Advisor receives an acquisition fee of 1.0% of the contract purchase price of each acquired property and 1.0% of the amount advanced for any loan or other investment and is reimbursed for acquisition costs incurred in the process of acquiring properties, which is expected to be approximately 0.5% of the contract purchase price. In no event will the total of all acquisition and acquisition expenses (including any finance coordination fee) payable with respect to a particular investment exceed 4.5% of the contract purchase price. Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 1.0% of the amount available and/or outstanding under such financing, subject to certain limitations.

Until October 1, 2012, the Company paid the Advisor an annual fee of up to 0.75% per annum of average invested assets to provide asset management services. Average invested assets is defined as the average of the aggregate book value of assets invested, directly or indirectly, in properties, mortgage loans and other debt financing investments and other real estate-related investments secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. However, the asset management fee was reduced by any amounts payable to the Property Manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee did not exceed 0.75% per annum of average invested assets. Such asset management fee was payable on a monthly basis, at the discretion of the Company’s board, in cash, common stock or restricted stock grants, or any combination thereof. The asset management fee was reduced to the extent, if any, that the Company’s funds from operations, as adjusted, during the six months ending on the last calendar quarter immediately preceding the date the asset management fee was payable was less than the distributions declared with respect to such six month period. Effective October 1, 2012, the payment of asset management fees in cash, shares or restricted stock grants, or any combination thereof, to the Advisor and the subordination thereof to distribution coverage was eliminated and replaced with the potential issuance to the Advisor of Class B units (as defined and described in Note 16 — Subsequent Events).

Unless the Company contracts with a third party, the Company will pay the Property Manager a property management fee of 1.5% of gross revenues from the Company’s stand-alone single-tenant net leased properties and 2.5% of gross revenues from all other types of properties, respectively, plus market-based leasing commission applicable to the geographic location of each property. The Company will also reimburse the affiliate for property level expenses. If the Company contracts directly with third parties for such services, the Company will pay them customary market fees and will pay the Property Manager an oversight fee of up to 1.0% of the gross revenues of the property managed. In no event will the Company pay the Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The following tables detail amounts incurred and amounts contractually due and forgiven in connection with the operations related services described above for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,
	2012		2011
(In thousands)	Incurred	Forgiven	Incurred	Forgiven
One-time fees and reimbursements:
Acquisition fees and related cost reimbursements	$1,678	$—	$1,055	$—
Financing coordination fees	644	—	458	—
Other expense reimbursements	81	—	—	—
Ongoing fees:
Asset management fees (1)	371	387	—	28
Property management and leasing fees	—	130	—	6
Total related party operation fees and reimbursements	$2,774	$517	$1,513	$34

	Nine Months Ended September 30,
	2012		2011
(In thousands)	Incurred	Forgiven	Incurred	Forgiven
One-time fees and reimbursements:
Acquisition fees and related cost reimbursements	$4,517	$—	$1,174	$—
Financing coordination fees	1,382	—	481	—
Other expense reimbursements	133	—	—	—
Ongoing fees:
Asset management fees(1)	987	597	—	28
Property management and leasing fees	—	271	—	6
Total related party operation fees and reimbursements	$7,019	$868	$1,655	$34

_____________________________

(1)	The Company had $0.4 million of asset management fees payable to the Advisor as of September 30, 2012.

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that it will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets, or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions. No reimbursement was incurred from the Advisor for providing administrative services for the three and nine months ended September 30, 2012 or 2011.

In order to improve operating cash flows and the ability to pay distributions from operating cash flows, the Advisor agreed to waive certain fees including asset management and property management fees. Because the Advisor waived certain fees, cash flow from operations that would have been paid to the Advisor was available to pay distributions to stockholders. The fees that were forgiven are not deferrals and accordingly, will not be paid to the Advisor in cash. In certain instances, to improve the Company’s working capital, the Advisor may elect to absorb a portion of the Company’s general and administrative costs. There were no such costs absorbed by the Advisor during the three and nine months ended September 30, 2012 or 2011.

As the Company’s real estate portfolio matures, the Company expects cash flows from operations (reported in accordance with GAAP) to cover a more significant portion of distributions and over time to cover the entire distribution. As the cash flows from operations become more significant, the Advisor and/or the Property Manager may discontinue their past practice of forgiving fees and may charge the full fees owed to them in accordance with the Company’s agreements with such parties.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of 2% of the contract sale price of the property and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission, in light of the size, type and location of the property, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors. No such fees were incurred during the three and nine months ended September 30, 2012 or 2011.

The Company will pay a subordinated participation in the net sales proceeds of the sale of real estate assets of 15% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of an annual 6% cumulative, pre-tax non-compounded return on the capital contributed by investors. The Company cannot assure that it will provide this 6% return but the Advisor will not be entitled to the subordinated participation in net sale proceeds unless the Company’s investors have received a 6% cumulative non-compounded return on their capital contributions. No such amounts were incurred during the three and nine months ended September 30, 2012 or 2011.

The Company will pay a subordinated incentive listing distribution of 15% of the amount by which the sum of the adjusted market value of real estate assets plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6% cumulative, pre-tax non-compounded annual return to investors. The Company cannot assure that it will provide this 6% return but the Advisor will not be entitled to the subordinated incentive listing fee unless investors have received a 6% cumulative, pre-tax non-compounded return on their capital contributions. No such amounts were incurred during three and nine months ended September 30, 2012 or 2011. Neither the Advisor nor any of its affiliates can earn both the subordination participation in the net proceeds and the subordinated incentive listing distribution. The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale of a property, loan or other investment after the date of the listing.

Upon termination or non-renewal of the advisory agreement, the Advisor will receive distributions from the Company payable in the form of a non-interest bearing promissory note. In addition, the Advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 12 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 13 — Share-Based Compensation

Stock Option Plan

The Company has a stock option plan (the “Plan”) which authorizes the grant of nonqualified stock options to the Company’s independent directors, officers, advisors, consultants and other personnel subject to the absolute discretion of the board of directors and the applicable limitations of the Plan. The exercise price for all stock options granted under the Plan will be fixed at $10.00 per share until the termination of the IPO, and thereafter the exercise price for stock options granted to the independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. A total of 0.5 million shares have been authorized and reserved for issuance under the Plan. As of September 30, 2012 and December 31, 2011, no stock options were issued under the Plan.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 3,000 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares granted under the RSP shall not exceed 5.0% of the Company’s authorized common shares pursuant to the IPO, and in any event will not exceed 7.5 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares. The following table reflects restricted share award activity for the nine months ended September 30, 2012:

	Number of Common Shares	Weighted-Average Issue Price
Unvested, December 31, 2011	9,000	$10.00
Granted	12,000	9.25
Vested	(1,800)	10.00
Forfeitures	(2,400)	10.00
Unvested, September 30, 2012	16,800	$9.46

The fair value of the shares are being expensed over the vesting period of five years. Compensation expense related to restricted stock was approximately $9,000 and $4,000 for the three months ended September 30, 2012 and September 30, 2011. Compensation expense related to restricted stock was approximately $19,000 and $11,000 for the nine months ended September 30, 2012 and September 30, 2011.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company's directors. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for services performed. The following table reflects the shares of common stock issued to directors in lieu of cash compensation:

	Nine Months Ended September 30,
	2012	2011
Shares issued in lieu of cash	7,194	—
Value of shares issued in lieu of cash (in thousands)	$65	$—

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Note 14 — Net Loss Per Share

The following is a summary of the basic and diluted net loss per share computation for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net loss attributable to stockholders (in thousands)	$(2,061)	$(1,118)	$(6,941)	$(1,431)
Weighted average common shares outstanding	28,039,573	1,510,422	18,634,509	592,311
Net loss per share attributable to stockholders, basic and diluted	$(0.07)	(0.74)	$(0.37)	$(2.42)

As of September 30, 2012 and September 30, 2011, the Company had 16,800 and 9,000 shares of unvested restricted stock outstanding, respectively, which were excluded from the calculation of diluted loss per share attributable to stockholders as the effect would have been antidilutive.

Note 15 – Non-Controlling Interests

The Company has investment arrangements with unaffiliated third parties whereby the investor receives an ownership interest in the property and is entitled to receive a proportionate share of the net operating cash flow derived from the property. Upon disposition of the property, the investor will receive a proportionate share of the net proceeds from the sale of the property. The investor has no recourse to any other assets of the Company. Due to the nature of the Company’s involvement with each of the arrangements described below and the significance of its investment in relation to the investment of the other interest holders, the Company has determined that it controls each entity in each of these arrangements and therefore the entities related to these arrangements are consolidated within the Company’s financial statements.

The following table summarizes the activity related to investment arrangements with unaffiliated third parties. There were no such arrangements with third parties in-place at September 30, 2011:

				As of September 30, 2012		Distributions
(Dollar amounts in thousands)		Net	Non-Controlling	Net Real Estate Assets Subject to	Mortgage Payables Subject to	Three Months Ended	Nine Months Ended
Property Name	Investment Date	Investment Amount	Ownership Percentage	Investment Agreement	Investment Agreement	September 30, 2012	September 30, 2012
Reliant Rehabilitation Hospital - Dallas	Nov. 2011	$2,000	20%	$32,334	$24,850	$41	$126
Odessa Regional Medical Center	Dec. 2011	33	1%	7,001	4,047	—	—
Methodist North Medical Office Building	Dec. 2011	111	1%	23,671	13,544	—	—
University of Wisconsin Medical Center	Mar. 2012	2,300	25%	8,878	5,039	47	149
Total		$4,444		$71,884	$47,480	$88	$275

Note 16 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q, and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements except for the following transactions:

Sales of Common Stock

As of October 31, 2012, the Company had 40.3 million shares of common stock outstanding, including unvested restricted shares and shares issued under the DRIP. As of October 31, 2012, the aggregate value of all share issuances was $402.8 million based on a per share value of $10.00 (or $9.50 for shares issued under the DRIP).

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Total capital including sales from common stock and proceeds under the DRIP, net of repurchases is as follows:

Source of Capital (in thousands)	Inception to September 30, 2012	October 1 to October 31, 2012	Total
Common stock	$337,145	$64,110	$401,255
Contributions from non-controlling interest holders	4,444	—	4,444
	$341,589	$64,110	$405,699

Revolving Credit Facility

On October 25, 2012, the Company amended its Credit Facility to increase the maximum commitments under the Credit Facility to $200.0 million with an increased "accordion" feature to allow the Company, under certain circumstances, to increase the aggregate commitments up to a maximum of $400.0 million. The Company will have the option, based on its corporate leverage, to have the Credit Facility priced at either: (a) LIBOR, plus an applicable margin that ranges from 2.70% to 3.00%; or (b) the Base Rate, plus an applicable merger that ranges 0.75% to 1.75%. The amended Credit Facility provides for monthly interest payments with all principal being due on the maturity date on October 25, 2015, subject to the Company's right to a 12-month extension.

Asset Management Fees

Effective October 1, 2012, the following were eliminated: (i) the reduction of the asset management fee to the extent, if any, that the Company’s funds from operations, as adjusted, during the six months ending on the last calendar quarter immediately preceding the date the asset management fee was payable was less than the distributions declared with respect to such six month period and (ii) the payment of asset management fees in cash, shares or restricted stock grants, or any combination thereof to the Advisor. Instead, the Company expects to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted partnership units of the OP designated as “Class B units,” which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (x) the value of the OP's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6% cumulative, pre-tax, non-compounded annual return thereon (the "economic hurdle"); (y) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company's independent directors without cause; (2) a listing; or (3) another liquidity event; and (z) the Advisor is still providing advisory services to the Company (the "performance condition"). Such Class B units will be forfeited immediately if: (a) the advisory agreement is terminated other than by an affirmative vote of a majority of the Company's independent directors without cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of the Company's independent directors without cause before the economic hurdle has been met. When and if approved by the board of directors, the Class B units are expected to be issued to the Advisor quarterly in arrears pursuant to the terms of the OP agreement. As of September 30, 2012, the Company does not consider achievement of the performance condition to be probable. The value of issued Class B units will be determined and expensed, when the Company deems the achievement of the performance condition to be probable. The Advisor will receive distributions on unvested Class B units equal to the distribution rate received on the Company's common stock. Such distributions on issued Class B units will be expensed in the consolidated statement of operations until the performance condition is considered probable to occur. No Class B units have been approved by the board of directors or issued as of September 30, 2012 or through the date of the filing of this Form 10-Q.

Impacts of Hurricane Sandy

The Company is communicating with its tenants to evaluate whether any of its properties may have been affected by Hurricane Sandy in a manner that would have resulted in any property damage or financial impact, as well as the Company's ability to recover, through its insurance policies, any loss due to interruption of business or damage to any property. While the Company believes its property and other insurance will significantly defray the cost of fixing any damage and compensating the Company for any loss, there can be no assurance that such insurance will be sufficient to compensate the Company for construction costs or lost revenue.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with the accompanying financial statements of American Realty Capital Healthcare Trust, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to American Realty Capital Healthcare Trust, Inc., a Maryland corporation, and, as required by context, to American Realty Capital Operating Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the "OP," and to their subsidiaries. American Realty Capital Healthcare Trust, Inc. is externally managed by American Realty Capital Healthcare Advisors, LLC (our “Advisor”), a Delaware limited liability company.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of American Realty Capital Healthcare Trust, Inc. (the “Company,” “we” “our” or “us”) and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We have a limited operating history and the Advisor has limited experience operating a public company. This inexperience makes our future performance difficult to predict.

•	All of our executive officers are also officers, managers and/or holders of a direct or indirect controlling interest in our Advisor, our dealer manager, Realty Capital Securities, LLC (the "Dealer Manager"), and other American Realty Capital affiliated entities. As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investment programs advised by American Realty Capital affiliates and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions.

•	Because investment opportunities that are suitable for us may also be suitable for other American Realty Capital advised investment programs, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.

•	While we are raising capital and investing the proceeds of our ongoing initial public offering ("IPO"), the competition for the type of properties we desire to acquire may cause our distributions and the long-term returns of our investors to be lower than they otherwise would be.

•	No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.

•	We depend on tenants for our revenue, and, accordingly, our revenue is dependent upon the success and economic viability of our tenants.

•	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

•	We may not generate cash flows sufficient to pay our distributions to stockholders, as such we may be forced to borrow at higher rates or depend on our Advisor to waive reimbursements of certain expenses and fees to fund our operations.

•	If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

•	Our IPO, which commenced on February 18, 2011, is a blind pool offering and you may not have the opportunity to evaluate our investments before you make your purchase of our common stock, thus making your investment more speculative.

•	If we raise substantially less than the maximum offering in our IPO, we may not be able to invest in a diversified portfolio of real estate assets and the value of an investment in us may vary more widely with the performance of specific assets.

•	We may be unable to pay or maintain cash distributions or increase distributions over time.

•	We are obligated to pay substantial fees to our Advisor and its affiliates.

•	We are subject to risks associated with the significant dislocations and liquidity disruptions currently existing or occurring in the credit markets of the United States of America.

•	We may fail to continue to qualify, to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

•	We may be deemed to be an investment company under the Investment Company Act of 1940, as amended, and thus subject to regulation under the Investment Company Act of 1940, as amended.

Overview

We were incorporated on August 23, 2010, as a Maryland corporation that qualified as a REIT for U.S. federal income tax purposes for the taxable year ended December 31, 2011. On February 18, 2011, we commenced our ongoing IPO on a “reasonable best efforts” basis of up to 150.0 million shares of common stock, $0.01 par value per share, at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-169075), as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 25.0 million shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which our common stock holders may elect to have their distributions reinvested in additional shares of our common stock at a price initially equal to $9.50 per share, which is 95% of the offering price in our IPO.

As of September 30, 2012, we had 33.9 million shares of common stock outstanding, including unvested restricted shares and shares issued under the DRIP and had received total proceeds of $337.1 million. As of September 30, 2012, the aggregate value of all issuances and subscriptions of common stock outstanding was $338.5 million based on a per share value of $10.00 (or $9.50 for shares issued under the DRIP).

We were formed to primarily acquire a diversified portfolio of income producing real estate properties, focusing predominantly on medical office buildings and healthcare-related facilities. All such properties may be acquired and operated by us alone or jointly with another party. We may also originate or acquire first mortgage loans secured by real estate. We purchased our first property and commenced real estate operations in June 2011. As of September 30, 2012, we owned 36 properties with an aggregate purchase price of $456.2 million, comprising 1,518,016 rentable square feet, which were 97.7% leased on a weighted average basis.

Substantially all of our business is conducted through the OP. We are the sole general partner and hold substantially all of the units of limited partner interests in the OP ("OP units"). The Advisor holds 202 units of limited partner interest in the OP, which represents a nominal percentage of the aggregate OP ownership. The limited partner interests may be exchanged for the cash value of a corresponding number of shares of common stock or, at our option, a corresponding number of shares of common stock. The remaining rights of the holders of OP units are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We have no paid employees. We have retained our Advisor to manage our affairs on a day-to-day basis. We have retained American Realty Capital Healthcare Properties, LLC (the “Property Manager”), an entity wholly owned by our sponsor, American Realty Capital V, LLC (the "Sponsor"), to serve as our property manager. The Dealer Manager, an affiliate of the Sponsor, serves as the dealer manager of our IPO. The Advisor, Property Manager and Dealer Manager are related parties and will receive compensation and fees for services related to our IPO and for the investment and management of our assets. Such entities will receive fees during the offering, acquisition, operational and liquidation stages.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates and critical accounting policies include:

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with our IPO. Offering costs (other than selling commissions and the dealer manager fees) include costs that may be paid by the Advisor, the Dealer Manager or their affiliates on our behalf. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. We are obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the Advisor is obligated to reimburse us to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by us in our offering exceed 1.5% of gross offering proceeds in the IPO. As a result, these costs are only our liability to the extent aggregate selling commissions, the dealer manager fee and other organization and offering costs do not exceed 11.5% of the gross proceeds determined at the end of our IPO.

Revenue Recognition

Our revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of our leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. We defer the revenue related to lease payments received from tenants in advance of their due dates.

We continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, we record an increase in our allowance for uncollectible accounts or record a direct write-off of the receivable in our consolidated statements of operations.

Investments in Real Estate

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis. We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations at fair value for all periods presented. Properties that are intended to be sold are to be designated as “held for sale” on the balance sheet.

Long-lived assets are carried at cost and evaluated for impairment when events or changes in circumstances indicate such an evaluation is warranted or when they are designated as held for sale. Valuation of real estate is considered a “critical accounting estimate” because the evaluation of impairment and the determination of fair values involve a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Additionally, decisions regarding when a property should be classified as held for sale are also highly subjective and require significant management judgment.

Events or changes in circumstances that could cause an evaluation for impairment include the following:

•	a significant decrease in the market price of a long-lived asset;

•	a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition;

•	a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset, including an adverse action or assessment by a regulator;

•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; and

•	a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset.

We review our portfolio on an ongoing basis to evaluate the existence of any of the aforementioned events or changes in circumstances that would require us to test for recoverability. In general, our review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value expected, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. These assessments have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

We allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third-parties or on our analysis of comparable properties in our portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 12 months. We also estimate costs to execute similar leases including leasing commissions, legal and other related expenses.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, we initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationship is measured based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics considered by us in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from two to 25 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.

Recently Issued Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board ("FASB") issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as our own data. This guidance is largely consistent with current fair value measurement principles with few exceptions that do not result in a change in general practice. The guidance was applied prospectively and was effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on our financial position or results of operations as the guidance relates only to disclosure requirements.

In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement - referred to as the statement of comprehensive income - or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance does not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. In December 2011, the FASB deferred certain provisions of this guidance related to the presentation of certain reclassification adjustments out of accumulated other comprehensive income, by component in both the statement and the statement where the reclassification is presented. This guidance was applied prospectively and was effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on our financial position or results of operations but changed the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.

In September 2011, the FASB issued guidance that allows entities to perform a qualitative analysis as the first step in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then a quantitative analysis for impairment is not required. The guidance was effective for interim and annual impairment tests for fiscal periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on our financial position or results of operations.

In December 2011, the FASB issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, is not expected to have a material impact on our consolidated financial position or results of operations.

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. We do not expect the adoption of this guidance to have a material impact on our financial position or results of operations.

Results of Operations

We purchased our first property and commenced our real estate operations in June 2011. As of September 30, 2012, we owned 36 properties with an aggregate purchase price of $456.2 million, comprising of 1.5 million square feet which were 97.7% leased on a weighted average basis. As of September 30, 2011, we owned eight properties with an aggregate purchase price of $68.9 million, comprised of 0.3 million square feet which were 93.2% leased. Accordingly, our results of operations for the three and nine months ended September 30, 2012 as compared to the three and nine months ended September 30, 2011 reflect significant increases in most categories.

Comparison of Three Months Ended September 30, 2012 to Three Months Ended September 30, 2011

Rental Income

Rental income increased $8.3 million to $8.7 million for the three months ended September 30, 2012 from $0.4 million for the three months ended September 30, 2011. The increase in rental income was driven by our acquisition of 34 properties since June 30, 2011 with a base purchase price of $450.2 million. Annualized rental income per square foot increased to $26.58 as of September 30, 2012 from $22.70 as of September 30, 2011.

Operating Expense Reimbursements

Operating expense reimbursements increased $1.4 million to $1.5 million for the three months ended of September 30, 2012 from $0.1 million for the three months ended September 30, 2011. Operating expense reimbursements increased in proportion with the increase in property operating expenses due to property acquisitions. Pursuant to many of our lease agreements, tenants are required to pay their pro rata share of property operating expenses, in addition to base rent, whereas under certain other lease agreements, the tenants are directly responsible for all operating costs of the respective properties.

Property Operating Expenses

Property operating expenses increased $1.5 million to $1.6 million for the three months ended September 30, 2012 from $0.1 million for the three months ended September 30, 2011. The increase was primarily due to our property acquisitions since June 30, 2011. These costs primarily relate to the costs associated with maintaining our properties including real estate taxes, utilities, repairs, maintenance and unaffiliated third party property management fees. The increase was primarily due to our property acquisitions since June 30, 2011.

Fees to Affiliates

Our Advisor and Property Manager are entitled to asset management and property management fees for managing our properties on a day-to-day basis. Asset management and property management fees increase in direct correlation with average invested assets and gross revenues, respectively. We incurred $0.4 million in asset management fees from our Advisor during the three months ended September 30, 2012. The Advisor and Property Manager elected to waive a portion of asset management fees and all property management fees for the three months ended September 30, 2012. For the three months ended September 30, 2012, we would have incurred additional asset management fees and property management fees of $0.5 million had these fees not been waived. For the three months ended September 30, 2011, we would have incurred asset management fees and property management fees of approximately $34,000 had these fees not been waived.

Acquisition and Transaction Related Costs

Acquisition and transaction related costs for the three months ended of September 30, 2012 of $1.8 million, related to the purchase of five properties with an aggregate purchase price of $109.4 million. Acquisition and transaction related costs for the three months ended September 30, 2011 of $1.1 million, related to our acquisition of six properties with an aggregate purchase price of $62.9 million.

General and Administrative Expenses

General and administrative expenses increased $0.1 million to $0.2 million for the three months ended September 30, 2012 from $0.1 million for the three months ended September 30, 2011. The increase in general and administrative expenses related to professional fees, bank fees, and board of director compensation to support our larger real estate portfolio.

Depreciation and Amortization Expense

Depreciation and amortization expense increased $5.5 million to $5.6 million for the three months ended September 30, 2012 from $0.1 million for the three months ended September 30, 2011. This increase relates to the acquisition of 34 properties since June 30, 2011 with a base purchase price of $450.2 million. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and depreciated or amortized over the estimated useful lives.

Interest Expense

Interest expense increased $2.5 million to $2.6 million for the three months ended September 30, 2012 from $0.1 million for the three months ended September 30, 2011. As of September 30, 2012, we had mortgage notes payable of $200.1 million with a weighted average effective interest rate of 5.00%, compared to mortgage notes payable as of June 30, 2011 of $48.1 million with a weighted average effective interest rate of 5.10%. In addition, the first advance under our revolving credit facility occurred in May 2012 and bore interest at a variable rate during the period outstanding of 3.24%. The revolving credit facility was fully paid down in September 2012, but carried an average balance throughout the three months ended September 30, 2012 of $12.3 million. Interest expense also related to our unsecured note payable of $2.5 million issued in September 2011, which bears interest a fixed interest rate of 8.0%.

We view secured financing sources as an efficient and accretive means to acquire properties. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in our IPO, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.

Net Income Attributable to Non-Controlling Interests

Net income attributable to non-controlling interests of $10,000 during the three months ended September 30, 2012 represents the net income that is related to non-controlling interest holders. There were no non-controlling interest arrangements for the three months ended September 30, 2011.

Comparison of Nine Months Ended September 30, 2012 to Nine Months Ended September 30, 2011

Rental Income

Rental income increased $18.0 million to $18.4 million for the nine months ended September 30, 2012 from $0.4 million for the nine months ended September 30, 2011. Rental income was driven by our acquisition of 36 properties, since we commenced operations in June 2011, for a base purchase price of $456.2 million of properties.

Operating Expense Reimbursements

Operating expense reimbursements increased $3.2 million to $3.3 million for the nine months ended of September 30, 2012 from $0.1 million for the nine months ended September 30, 2011. Operating expense reimbursements increased in proportion with the increase in property operating expenses due to property acquisitions. Pursuant to many of our lease agreements, tenants are required to pay their pro rata share of property operating expenses, in addition to base rent, whereas under certain other lease agreements, the tenants are directly responsible for all operating costs of the respective properties.

Property Operating Expenses

Property operating expenses increased $3.4 million to $3.5 million for the nine months ended September 30, 2012 from$0.1 million for the nine months ended September 30, 2011. The increase was primarily due to our property acquisitions since we commenced operations in June 2011. These costs primarily relate to the costs associated with maintaining our properties including real estate taxes, utilities, repairs, maintenance and unaffiliated third party property management fees.

Fees to Affiliates

Our Advisor and Property Manager are entitled to asset management and property management fees for managing our properties on a day-to-day basis. Asset management and property management fees increase in direct correlation with average invested assets and gross revenues, respectively. We incurred $1.0 million in asset management fees from our Advisor during the nine months ended September 30, 2012. The Advisor and Property Manager elected to waive a portion of asset management fees and all property management fees for the nine months ended September 30, 2012, respectively. For the nine months ended September 30, 2012, we would have incurred additional asset management fees and property management fees of $0.9 million had these fees not been waived. For the nine months ended September 30, 2011. we would have incurred asset management fees and property management fees of approximately $34,000 had these fees not been waived.

Acquisition and Transaction Related Costs

Acquisition and transaction related costs for the nine months ended of September 30, 2012 were $5.3 million. These costs related to our acquisition of 22 properties with an aggregate purchase price of $291.7 million. For the nine months ended September 30, 2011, acquisition and transaction related costs were $1.3 million, which related to the acquisition of eight properties with an aggregate purchase price of $68.9 million.

General and Administrative Expenses

General and administrative expenses increased $0.4 million to $0.7 million for the nine months ended September 30, 2012 from $0.3 million for the nine months ended September 30, 2011. The increase in general and administrative expenses relate to professional fees, bank fees, board member compensation and insurance expense to support our larger real estate portfolio.

Depreciation and Amortization Expense

Depreciation and amortization expense increased $12.1 million to $12.2 million for the nine months ended September 30, 2012 from $0.1 million for the nine months ended September 30, 2011. This increase relates to the purchase of 36 properties since we commenced operations in June 2011 with an aggregate purchase price of $456.2 million. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and depreciated or amortized over the estimated useful lives.

Interest Expense

Interest expense increased $6.0 million to $6.1 million for the nine months ended September 30, 2012 from $0.1 million for the nine months ended September 30, 2011. As of September 30, 2012, we had mortgage notes payable of $200.1 million with a weighted average effective interest rate of 5.00%. We entered into our first mortgage payable in June 2011, when we commenced operations. In addition, the first advance under our revolving credit facility occurred in May 2012 and bore interest at a variable rate during the period outstanding of 3.24%. The revolving credit facility was fully paid down in September 2012, but carried a weighted average balance of $14.9 million since the closing of the credit facility. Interest expense also related to our unsecured note payable of $2.5 million issued in September 2011, which bears interest a fixed interest rate of 8.0%.

We view secured financing sources as an efficient and accretive means to acquire properties. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in our IPO, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.

Net Loss Attributable to Non-Controlling Interests

Net loss attributable to non-controlling interests of $12,000 during the nine months ended September 30, 2012 represents the net loss that is related to non-controlling interest holders. There were no non-controlling interest arrangements for the nine months ended September 30, 2011.

Cash Flows for the Nine Months Ended September 30, 2012

During the nine months ended September 30, 2012, net cash provided by operating activities was $5.1 million. The level of cash flows used in or provided by operating activities is affected by the volume of acquisition activity, the timing of interest payments and the amount of borrowings outstanding during the period, as well as the receipt of scheduled rent payments. Cash flows provided by operating activities during the nine months ended September 30, 2012 includes $5.3 million of acquisition and transaction costs. Cash inflows included a net loss adjusted for non-cash items of $6.1 million (net loss of $6.9 million adjusted for non-cash items including depreciation and amortization of tangible and intangible real estate assets, amortization of deferred financing costs and share based compensation of $13.1 million), an increase of $1.2 million in accounts payable and accrued expenses and an increase of $0.6 million in deferred rent. These cash inflows were partially offset by an increase in prepaid and other assets of $2.8 million, due to rent receivables and unbilled rent receivables recorded in accordance with straight-line basis accounting and prepaid inurance.

The net cash used in investing activities during the nine months ended September 30, 2012 of $236.5 million related to the acquisition of 22 properties with an aggregate gross purchase price of $291.7 million. Four properties were financed at acquisition with mortgage notes payable of $54.6 million during the nine months ended September 30, 2012. We assumed $0.5 million of other liabilities in connection with acquisitions related to tenant deposits and improvements.

Net cash provided by financing activities of $255.2 million during the nine months ended September 30, 2012 related to proceeds, net of receivables and common stock repurchases, from the issuance of common stock of $262.4 million, proceeds from mortgage notes payable and the revolving credit facility of $73.8 million and an increase in payables to affiliates of $0.4 million. These cash inflows were partially offset by payments related to offering costs of $34.4 million, payments on mortgage notes payable and the revolving credit facility of $39.0 million, distributions to stockholders of $4.4 million, payments related to financing costs of $3.1 million and distributions to non-controlling interest holders of $0.3 million.

Cash Flows for the Nine Months Ended September 30, 2011

During the nine months ended September 30, 2011, net cash used in operating activities was $1.3 million. The level of cash flows used in or provided by operating activities is affected by the timing of interest payments and the amounts of borrowings outstanding during the period, as well as the receipt of scheduled rent payments. Cash flows provided by operating activities during the nine months ended September 30, 2011 includes $1.3 million of acquisition and transaction costs. Cash flows used in operating activities during the nine months ended September 30, 2011 was mainly due to a net loss adjusted for non-cash items of $1.3 million (net loss of $1.4 million adjusted for depreciation and amortization of tangible and intangible real estate assets, amortization of deferred financing costs and restricted shares of $0.1 million) and an increase in prepaid and other assets of $0.2 million. This cash outflow was partially offset by an increase of $0.2 million in accounts payable and accrued expenses and deferred rent of $0.1 million.

The net cash used in investing activities during the nine months ended September 30, 2011 of $20.4 million related to the acquisition of eight properties as of September 2011 with an aggregate gross purchase price of $68.9 million. Six of the properties was financed at acquisition date with $48.1 million of mortgage note payables. We assumed $0.4 million of other liabilities in connection with the acquisitions related to tenant deposits and improvements.

Net cash provided by financing activities of $24.5 million during the nine months ended September 30, 2011 related to proceeds, net of receivables, from the issuance of common stock of $29.6 million and $2.5 million of proceeds from a notes payable. These inflows were partially offset by payments related to offering costs of $6.1 million, payments related to financing costs of $1.3 million, distributions to stockholders of $0.1 million and $0.1 million of net payments to affiliated entities.

Liquidity and Capital Resources

In May 2011, we had raised proceeds sufficient to break escrow in connection with our IPO. We received and accepted aggregate subscriptions in excess of the $2.0 million minimum and issued shares of common stock to our initial investors who were simultaneously admitted as stockholders. We purchased our first property and commenced our real estate operations in June 2011. As of September 30, 2012, we owned 36 properties with an aggregate purchase price of $456.2 million.

Our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for the payment of operating expenses, distributions to our stockholders and non-controlling interest holders, and for the payment of principal and interest on our outstanding indebtedness. Generally, capital needs for property acquisitions will be met through net proceeds received from the sale of common stock through our ongoing IPO, as well as proceeds from secured financings and our revolving credit facility. We may also from time to time enter into other agreements with third parties whereby third parties will make equity investments in specific properties or groups of properties that we acquire. Expenditures other than property acquisitions are expected to be met from a combination of the proceeds from the sale of common stock and cash flows from operations.

We expect to meet our future short-term operating liquidity requirements through a combination of net cash provided by our current property operations and the operations of properties to be acquired in the future and proceeds from the sale of common stock. Management expects that in the future, as our portfolio matures, our properties will generate sufficient cash flow to cover operating expenses and the payment of our monthly distribution. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from public and private offerings and undistributed funds from operations.

We expect to continue to raise capital through the sale of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured financings and our revolving credit facility to complete future property acquisitions. As of September 30, 2012, we had 33.9 million shares of common stock outstanding, including unvested restricted stock and shares issues under the DRIP from proceeds of $337.1 million. On May 25, 2012, we entered into a senior revolving credit facility in the amount of $50.0 million. On October 25, 2012, our credit facility agreement was amended to increase the commitments up to a maximum of $200.0 million with an "accordian" feature to allow us, under certain circumstances, to increase the aggregate commitments under the credit facility to a maximum of $400.0 million. The credit facility has a term of 36 months, subject to the our right to a 12-month extension. In September 2012, we paid down the total outstanding balance on the revolving credit facility. In September 2011, we entered into a $150.0 million multi-tranche mortgage loan agreement to provide funding for a portfolio of 12 properties. The mortgage commitment has decreased to $127.7 million due to not acquiring two properties which represented $22.3 million of the total commitment. Through September 30, 2012, we entered into mortgage loans under the commitment aggregating $106.2 million in connection with the acquisition of the first eight properties under the first, second and third tranches of this multi-tranche mortgage loan. Thus, $21.5 million of mortgage proceeds remains available to purchase the remaining two properties in the portfolio.

Our board of directors has adopted a share repurchase plan that enables our stockholders to sell their shares to us under limited circumstances. At the time a stockholder requests a repurchase, we may, subject to certain conditions, repurchase the shares presented for repurchase for cash to the extent we have sufficient funds available to fund such purchase. During the nine months ended September 30, 2012, we received 12 requests to repurchase an aggregate of 59,870 shares of our common stock pursuant to our share repurchase plan. In connection with the 12 requests received during the nine months ended September 30, 2012, as of September 30, 2012 we have funded the repurchase requests of 26,100 shares at an average price per share of $9.99. As of September 30, 2012, we approved the repurchase request of 33,770 shares, at an average price per share of $9.86. We fund share repurchases from cash flows from operations. As of the date of this filing, we are not aware of any other repurchase requests.

As of September 30, 2012, we had cash of $28.8 million. We expect cash flows from operations and the sale of common stock, as well as proceeds from secured financings and our credit facility, to be used primarily to invest in additional real estate, pay debt service, pay operating expenses and pay stockholder distributions.

Acquisitions

Our Advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under accounting principles generally accepted in the United States of America ("GAAP").

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations ("MFFO"), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities also may experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for our offering (the “Prospectus”), we will use the proceeds raised in our offering to acquire properties, and intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale or another similar transaction) within three to five years of the completion of our offering. Thus, we will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our IPO has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our IPO and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view gains and losses from dispositions of assets as non-recurring items and we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. As disclosed elsewhere in the Prospectus, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by our Advisor if there are no further proceeds from the sale of shares in our offering, and therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are funded from the proceeds of our IPO and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during our offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after our offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The below table reflects the items deducted or added to net loss in our calculation of FFO and MFFO for the periods presented. Items are presented net of non-controlling interest portions where applicable.

	Three Months Ended			Nine Months Ended
(In thousands)	March 31, 2012	June 30, 2012	September 30, 2012	September 30, 2012
Net loss attributable to stockholders (in accordance with GAAP)	$(1,424)	$(3,456)	$(2,061)	$(6,941)
Depreciation and amortization	2,536	3,781	5,507	11,824
FFO	1,112	325	3,446	4,883
Acquisition fees and expenses (1)	631	2,822	1,786	5,239
Amortization of above or below market leases and liabilities (2)	82	84	70	236
Straight-line rent (3)	(422)	(583)	(857)	(1,862)
Accretion of discount/amortization of premiums	—	—	(133)	(133)
MFFO	$1,403	$2,648	$4,312	$8,363

_________________

(1) In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our Advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.

(2) Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(3) Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

Distributions

On December 10, 2011, our board of directors authorized, and we declared, an increase in the distribution rate, which is calculated based on stockholders of record each day during the applicable period at a rate of $0.00186301370 per day, or $0.68 annually per share of common stock, beginning January 1, 2012. Our distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

During the nine months ended September 30, 2012, distributions paid to common stockholders totaled $8.1 million, inclusive of $3.6 million of distributions issued under the DRIP. Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the three and nine months ended September 30, 2012, cash used to pay our distributions was primarily generated from cash flows from operations and shares issued under the DRIP. We have continued to pay distributions to our stockholders each month since our initial distribution payment in August 2011. There is no assurance that we will continue to declare distributions at this rate.

The following table shows the sources for the payment of distributions to common stockholders:

	Three Months Ended						Nine Months Ended
	March 31, 2012		June 30, 2012		September 30, 2012		September 30, 2012
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Distributions paid in cash	$726		$1,407		$2,298		$4,431
Distributions reinvested	580		1,164		1,902		3,646
Total distributions	$1,306		$2,571		$4,200		$8,077

Source of distribution coverage:
Cash flows provided by operations (1)	$726	55.6%	$1,407	54.7%	$2,298	54.7%	$4,431	54.9%
Proceeds from issuance of common stock	—	—%	—	—%	—	—%	—	—%
Common stock issued under the DRIP / offering proceeds	580	44.4%	1,164	45.3%	1,902	45.3%	3,646	45.1%
Proceeds from financings	—	—%	—	—%	—	—%	—	—%
Total source of distribution coverage	$1,306	100.0%	$2,571	100.0%	$4,200	100.0%	$8,077	100.0%

Cash flows provided by operations (GAAP basis)	$851		$1,757		$2,447		$5,055
Net loss attributable to stockholders (in accordance with GAAP)	$(1,424)		$(3,456)		$(2,061)		$(6,941)

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(1) Cash flows provided by operations for the three months ended March 31, 2012 and June 30, 2012 and September 30, 2012 and the nine months ended September 30, 2012 include acquisition and transaction related expenses of $0.7 million, $2.8 million, $1.8 million, and $5.3 million, respectively.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from August 23, 2010 (date of inception) through September 30, 2012:

For the Period from August 23, 2010 (date of inception) to
(In thousands)	September 30, 2012
Distributions paid:
Common stockholders in cash	$4,807
Common stockholders pursuant to DRIP/offering proceeds	3,945
Total distributions paid	$8,752

Reconciliation of net loss:
Revenues	$25,090
Acquisition and transaction-related	(8,696)
Depreciation and amortization	(13,707)
Other operating expenses	(4,358)
Other non-operating expenses	(9,400)
Net income attributable to non-controlling interests	44
Net loss attributable to stockholders (in accordance with GAAP) (1)	$(11,027)

_____________________

(1) Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Loan Obligations

The payment terms of our loan obligations require principal and interest amounts payable monthly with all unpaid principal and interest due at maturity. Our loan agreements stipulate that we comply with specific reporting covenants. As of September 30, 2012, we were in compliance with the debt covenants under our loan agreements.

Our Advisor may, with approval from our independent board of directors, seek to borrow short-term capital that, combined with secured mortgage financing, exceeds our targeted leverage ratio. Such short-term borrowings may be obtained from third-parties on a case-by-case basis as acquisition opportunities present themselves simultaneous with our capital raising efforts. We view the use of short-term borrowings, including advances under our revolving credit facility, as an efficient and accretive means of acquiring real estate in advance of raising equity capital. Accordingly, we can take advantage of buying opportunities as we expand our fund raising activities. As additional equity capital is obtained, these short-term borrowings and credit facility advances will be repaid. Our secured debt leverage ratio approximated 38.1% (total debt less cash on hand divided by the base purchase price of acquired real estate investments) as of September 30, 2012.

Contractual Obligations

The following is a summary of our contractual obligations as of September 30, 2012:

		October 1, 2012 — December 31, 2012	Years Ended December 31,
(In thousands)	Total		2013-2014	2015-2016	Thereafter
Principal Payments Due:
Mortgage notes payable	$200,106	$10	$93	$125,929	$74,074
Revolving credit facility	—	—	—	—	—
Note payable	2,500	—	2,500	—	—
	$202,606	$10	$2,593	$125,929	$74,074
Interest Payments Due:
Mortgage notes payable	$36,803	$2,495	$20,012	$13,459	$837
Revolving credit facility	—	—	—	—	—
Note payable	406	51	355	—	—
	$37,209	$2,546	$20,367	$13,459	$837

Election as a REIT

We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2011. We believe that, commencing with such taxable year, we are organized and operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

Inflation

Some of our leases contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the terms of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). We may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. In addition, our net leases require the tenant to pay its allocable share of operating expenses, which may include common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation.

Related Party Transactions and Agreements

We have entered into agreements with affiliates of our Sponsor, whereby we pay certain fees or reimbursements to our Advisor or its affiliates in connection with acquisition and financing activities, sales of common stock under our IPO, asset and property management services and reimbursement of operating and offering related costs. See Note 11 – Related Party Transactions and Arrangements to our financial statements included in this report for a discussion of the various related party transactions, agreements and fees.

Off-Balance Sheet Arrangements

In September 2011, we entered into a $150.0 million multi-tranche mortgage loan agreement to provide funding for a portfolio of 12 properties. The mortgage commitment decreased due to not acquiring two properties which represented $22.3 million of the total commitment. Through September 30, 2012, we entered into mortgage loans under the commitment aggregating $106.2 million in connection with the acquisition of the first eight properties under the first, second and third tranches of this multi-tranche mortgage loan. Thus, $21.5 million of mortgage proceeds remains available to purchase the remaining two properties in the portfolio. If we acquire the properties relating to the fourth tranche of the mortgage loan without financing under this loan, then we will be subject to a penalty equal to 1% of the unfunded loan commitments.

On May 25, 2012, we entered into a senior revolving credit facility in the amount of $50 million. The credit facility contains an “accordion" feature to allow us, under certain circumstances, to increase the aggregate commitments under the credit facility to a maximum of $250 million. The credit facility has a term of 36 months, subject to the our right to a 12-month extension. As of September 30, 2012, there was no balance outstanding under the credit facility, resulting in an unused borrowing capacity available of $42.3 million based on the collateral assigned to the credit facility as of September 30, 2012. On October 25, 2012, the credit facility was amended increasing the maximum commitments to $200.0 million with an "accordion" feature to allow us, under certain circumstances, to increase aggregate commitments up to a maximum of $400.0 million.

We have no other off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our long-term debt, which consists of secured financings, bears interest at fixed rates. Our interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars, and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

As of September 30, 2012, our debt included fixed-rate secured mortgage financings and a note payable, with a carrying value of $205.7 million and a fair value of $214.0 million. Changes in market interest rates on our fixed-rate debt impact the fair value of the notes, but it has no impact on interest incurred or cash flow. For instance, if interest rates rise 100 basis points and our fixed rate debt balance remains constant, we expect the fair value of our obligation to decrease, the same way the price of a bond declines as interest rates rise.

The sensitivity analysis related to our fixed–rate debt assumes an immediate 100 basis point move in interest rates from their September 30, 2012 levels, with all other variables held constant. A 100 basis point increase in market interest rates would result in a decrease in the fair value of our fixed-rate debt by $15.0 million. A 100 basis point decrease in market interest rates would result in an increase in the fair value of our fixed-rate debt by $16.2 million. These amounts were determined by considering the impact of hypothetical interest rates changes on our borrowing costs, and, assuming no other changes in our capital structure.

As the information presented above includes only those exposures that existed as of September 30, 2012, it does not consider exposures or positions arising after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

Item 4. Controls and Procedures.

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that the disclosure controls and procedures are effective.

No change occurred in our internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the three months ended September 30, 2012 that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

PART II — OTHER INFORMATION

Item 1. Legal Proceedings.

As of the end of the period covered by this Quarterly Report on Form 10-Q, we are not a party to, and none of our properties are subject to, any material pending legal proceedings.

Item 1A. Risk Factors.

Our potential risks and uncertainties are presented in the section entitled "Risk Factors", contained in the prospectus as supplemented and included in our Registration Statement (File No. 333-169075), as amended from time to time, and as supplemented by our Quarterly Report on Form 10-Q for the three months ended June 30, 2012, filed with the SEC on August 6, 2012. The following additional risk factor should be considered regarding our potential risks and uncertainties:

Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our IPO, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Our cash flows provided by operations were $5.1 million for the nine months ended September 30, 2012. During the nine months ended September 30, 2012, we paid distributions of $8.1 million, of which $4.4 million was funded from cash flows from operations and $3.6 million, or 45.1%, was funded from proceeds from common stock issued under the DRIP. For the six months ended December 31, 2011, our cash flow used in operations of approximately $(1.9 million) was a shortfall of approximately $0.7 million, or 100%, to our distributions paid of $0.7 million during such period, and such shortfall was paid from proceeds of our IPO and common stock issued under the DRIP. Additionally, we may in the future pay distributions from sources other than from our cash flows from operations.

Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flows from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our Advisor, and our Advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from our IPO. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with our IPO. We have not established any limit on the amount of proceeds from our IPO that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

If we fund distributions from the proceeds of our IPO, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of our IPO may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.

Losses from catastrophes may exceed our insurance coverage

We carry comprehensive liability and property insurance on our properties and intend to obtain similar coverage for properties we acquire in the future. Some losses, generally of a catastrophic nature, such as losses from floods, hurricanes or earthquakes, are subject to limitations, and thus may be uninsured. If we suffer a substantial loss, our insurance coverage may not be sufficient to pay the full current market value or current replacement value of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property after it has been damaged or destroyed.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds of Registered Securities.

We did not sell any equity securities that were not registered under the Securities Act during the nine months ended September 30, 2012.

On February 18, 2011, we commenced our IPO on a “reasonable best efforts” basis of up to a maximum of $1.5 billion of common stock, consisting of up to 150.0 million shares of common stock, $0.01 par value per share at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to the Registration Statement filed the SEC under the Securities Act. The Registration Statement also covers up to 25.0 million shares available pursuant to the DRIP under which our common stockholders may elect to have their distributions reinvested in additional shares of our common stock. As of September 30, 2012, we have issued 33.9 million shares of our common stock, including unvested restricted shares and shares issued under the DRIP. As of September 30, 2012 we had received $337.1 million of offering proceeds from the sale of common stock, including proceeds pursuant to the DRIP and net of repurchases.

The following table reflects the offering costs associated with the issuance of common stock:

Nine Months Ended
(In thousands)	September 30, 2012
Selling commissions and dealer manager fees	$26,315
Other offering costs	8,213
Total offering costs	$34,528

The Dealer Manager reallowed the selling commissions and a portion of the dealer manager fees to participating broker-dealers. The following table details the selling commissions incurred and reallowed related to the sale of common shares:

Nine Months Ended
(In thousands)	September 30, 2012
Total commissions paid to the Dealer Manager	$26,315
Less:
Commissions to participating brokers	(17,635)
Reallowance to participating broker dealers	(2,287)
Net to the Dealer Manager	$6,393

The Advisor elected to cap cumulative offering costs incurred by us, net of unpaid amounts, to 15% of gross common stock proceeds during the offering period. As of September 30, 2012, cumulative offering costs were $46.8 million. Cumulative offering costs, net of unpaid amounts, were less than the 15% threshold as of September 30, 2012. Offering proceeds of $337.1 million exceeded cumulative offering costs by $290.3 million at September 30, 2012.

Cumulative offering costs, excluding commissions and dealer manager fees, included $10.3 million from our Advisor and Dealer Manager. The Company is responsible for offering and related costs from the IPO, excluding selling commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs in excess of the 1.5% cap as of the end of the offering are the Advisor's responsibility.

We expect to use substantially all of the net proceeds from our IPO to primarily acquire a diversified portfolio of income producing real estate properties, focusing predominately on medical office buildings and healthcare-related facilities. We may also originate or acquire first mortgage loans secured by real estate. As of September 30, 2012, we have used the net proceeds from our IPO, revolving credit facility, and debt financings to purchase 36 properties with an aggregate purchase price of $456.2 million.

During the nine months ended, we received twelve requests to repurchase an aggregate of 59,870 shares of our common stock pursuant to our share repurchase plan. In connection with the 12 requests received during the nine months ended September 30, 2012, as of September 30, 2012, we have funded the repurchase requests of 26,100 shares at an average price per share of $9.99. As of September 30, 2012, we approved the repurchase request of 33,770 shares, at an average price per share of $9.86. We fund share repurchases from cash flows from operations. As of the date of this filing, we are not aware of any other repurchase requests.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

The exhibits listed on the Exhibit Index (following the signatures section of this report) are included, or incorporated by reference, in this Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

Date: November 13, 2012

EXHIBITS INDEX

The following exhibits are included in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
4.1 *	Amended and Restated Agreement of Limited Partnership of American Realty Capital Healthcare Trust Operating Partnership, L.P.
10.2 *	Second Amended and Restated Advisory Agreement by and among American Realty Capital Healthcare Trust, Inc., American Realty Capital Healthcare Trust Operating Partnership, L.P. and American Realty Capital Healthcare Advisors, LLC dated as of November 12, 2012
10.28 *	First Amendment to Credit Agreement and Other Loan Documents, dated as of October 25, 2012, by and among American Realty Capital Healthcare Trust Operating Partnership, L.P., American Realty Capital Healthcare Trust, Inc., Key Bank National Association and the other lenders thereto
10.29 *	Assignment, Assumption and Allocation Agreement, dated as of November 12, 2012, by and among American Realty Capital Healthcare Trust, Inc. and American Realty Capital Healthcare Trust Operating Partnership, L.P.
31.1 *	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2 *	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32 *	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101 *	XBRL (eXtensible Business Reporting Language). The following materials from American Realty Capital Healthcare Trust, Inc.'s Quarterly Report on Form 10-Q for the three months ended September 30, 2012, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations and Comprehensive Loss, (iii) the Consolidated Statement of Changes in Equity, (iv) the Consolidated Statements of Cash Flows and (v) the Notes to the Consolidated Financial Statements. As provided in Rule 406T of Regulation S-T, this information in furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934

_________________________

*	Filed herewith